SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                             Securities Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[X]     Preliminary Proxy Statement

        [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

        [ ]    Definitive Proxy Statement

        [ ]    Definitive Additional Materials

        [ ]    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                 Bad Toys, Inc.
             (Exact name of registrant as specified in its charter)

             ......................................................
                  (Name of person(s) filing Proxy Statement if
                           other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[ ]     No fee required

[X]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

        1)     Title of each class of securities to which transaction applies:

               Common Stock, par value $0.01

        2)     Aggregate  number of  securities  to which  transaction applies:

               (1)     40 million shares  of Common Stock of the Registrant, and
                       (2)  all  the  outstanding   shares   of  a  wholly-owned
                       subsidiary of the Registrant

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the


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               amount on which the filing fee is calculated and state how it was determined):

              (1) for the sale of 40 million shares of Common Stock of the Registrant in the acquisition of another company, the Common Stock is valued at $0.84 a share, the average of the closing bid ($0.75) and ask ($0.9375) price of the stock on May 1, 2000 on the OTC Bulletin Board.

              (2) For the sale of all the outstanding shares of a wholly-owned subsidiary of the Registrant, which subsidiary corporation has an accumulated capital deficit, one-third of the stated value of $506,072 of the securities sold.

        4)    Proposed maximum aggregate value of transaction:

              (1) $33,600,000 + (2) $506,072 = $34,106,072

        5)    Total fee paid:

              $0.0002 times 34,106,072 = $6,822

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount previously paid:

               .................................................................

        2)     Form, Schedule or Registration No:

               .................................................................

        3)     Filing Party:

               .................................................................

        4)     Date Filed:

               .................................................................

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                                                              PRELIMINARY COPIES

                                 BAD TOYS, INC.
                              2344 Woodridge Avenue
                           Kingsport, Tennessee 37664

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                            TO BE HELD ON MAY__, 2000


        Notice is hereby given that a special meeting (the "Special Meeting") of Stockholders of Bad Toys, Inc. (the "Company") will be held at 2344 Woodridge Avenue, Kingsport, TN 37664, on May __, 2000, at 11:00 a.m., local time, for the following purposes:

        1. To consider and vote upon a proposal (the "Agreement of Merger Proposal") to approve an Agreement of Merger dated March 31, 2000 (the "Agreement of Merger"), by and between the Company and Myca Group, Inc. (presently named Mycom.com, Inc.) ("Mycom.com"), an Ohio corporation with its principal offices in Cincinnati, Ohio; pursuant to which, among other things, $800,000 in cash will be paid and 40 million shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), will be issued to the Mycom.com shareholders in exchange for all the issued and outstanding shares of capital stock of Mycom.com.

        2. To consider and vote upon a proposal to approve the issuance of 40 million shares of Common Stock to be issued in connection with the Agreement of Merger (the "Stock Issuance Proposal").

        3. To consider and vote upon a proposal to amend the Company's Articles of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 10 million to 90 million (the "Authorized Common Stock Proposal").

        4. To consider and vote upon a proposal to amend the Company's Articles of Incorporation to authorize the issuance of 10 million shares of Preferred Stock, par value $0.01 per share (the "Authorized Preferred Stock Proposal").


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        5.     To  consider  and vote upon a  proposal  to amend  the  Company's
               Articles of  Incorporation to change the name of the Company from
               "Bad  Toys,   Inc."  to  "Mycom.com,   Inc."  (the  "Name  Change
               Proposal").

        6. To consider and vote upon a proposal to approve the sale by the Company to Larry and Susan Lunan (the "Lunans") of the Company's custom motorcycle manufacturing business, all the Company's assets that are associated with such business, and $300,000 in cash, for a total value of approximately $666,333, such sale to be in exchange for the Lunans' cancellation of $654,212 in debt owed to them by the Company and their assumption of the obligation to pay all other unpaid debt of the Company, of which it is estimated the amount will be less than the $300,000 the Lunans will receive (the "Sale of Assets Proposal").

        7. To consider and vote upon a proposal to amend the Company's Bylaws to provide that the Company's Board of Directors may be comprised of no less than four and no more than nine members as may be determined from time to time by either the stockholders or a majority of the directors (the "Bylaw Amendment Proposal").

        8. Any proposals necessary to transact such other business as may properly come before the meeting and any adjournments thereof.

        Approval of each of the Agreement of Merger Proposal, the Stock Issuance Proposal, the Authorized Common Stock Proposal, the Authorized Preferred Stock Proposal, the Name Change Proposal, the Sale of Assets Proposal and the Bylaw Amendment Proposal (the foregoing proposals are referred to collectively herein as the "Transaction Proposals") is a condition to the consummation of the transactions contemplated by the Agreement of Merger. In the event that approval of any of the Transaction Proposals is not obtained, the transactions contemplated by the Agreement of Merger will not be consummated and all of the Transaction Proposals will be withdrawn from consideration at the Special Meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR EACH OF THE TRANSACTION PROPOSALS.

        Only holders of record of Common Stock as of the close of business on April 26, 2000 (the "Record Date") are entitled to notice of and to vote at the

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Special Meeting, or any adjournments or postponement thereof.

                                            By order of the Board of Directors,


                                            /s/Susan Lunan
                                            -----------------------------------
                                            Susan Lunan, Secretary

May __, 2000

        WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.


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                                                              PRELIMINARY COPIES

                                 BAD TOYS, INC.
                              2344 Woodridge Avenue
                           Kingsport, Tennessee 37664


                                 PROXY STATEMENT

        This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors of Bad Toys, Inc., a Nevada corporation (the "Company"), of proxies for use at the Special Meeting of Stockholders of the Company to be held at 2344 Woodridge Avenue, Kingsport, TN 37664, on _____________ __, 2000, at 11:00 a.m., local time, and at any adjournments thereof (the "Special Meeting"). This Proxy Statement and the Notice of Special Meeting and form of Proxy are being mailed to the Company's stockholders on or about ____________ __, 2000.


                                 SPECIAL FACTORS

     Proposal No. 6 of the seven Proposals described in this Proxy Statement relates to the sale of substantially all the assets of Bad Toys to Larry and Susan Lunan ("the Lunans"). The stockholders of Bad Toys should be aware of the following matters as part of their determination to approve or to disapprove this proposed sale of assets.

     o The Lunans own approximately 62.4 percent of the outstanding shares of Common Stock of Bad Toys, are its chief executive officer and corporate secretary, and are two members of Bad Toys' three-member board of directors. Mr. Lunan negotiated the terms of the proposed sale of Bad Toys' assets to themselves.

     o Because of the Lunans' control of Bad Toys, they have actual conflicts of interest with regard to their participation in the negotiation of the terms of the proposed sale. They have potential conflicts of interest in the manner in which they vote on the proposed sale of assets to them.

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     o         With regard to voting on the proposed sale of assets,  the Lunans will vote their shares of Common Stock in accordance with the majority vote cast by all other stockholders.

     o The book value of the assets proposed to be sold to the Lunans is approximately $366,333. In exchange for such assets, the Lunans will provide the following consideration:

               o Cancel indebtedness of Bad Toys to the Lunans in the approximate amount of $654,212.

               o Assume the obligation to pay any unpaid debt of Bad Toys, and to extinguish any unknown liabilities of Bad Toys, as of the date of the sale of the assets, to the Lunans. After cancellation of Bad Toys' indebtedness to the Lunans as described above, it is estimated that the amount of unpaid debt of Bad Toys is $182,186, which is less than the $300,000 cash the Lunans are to receive.

                         o Bad Toys will nevertheless remain secondarily liable with respect to all its liabilities assumed by the Lunans, should the Lunans not extinguish them.

               o The Lunans are surrendering to Bad Toys, for cancellation, options they own to purchase 1,000,000 shares of Common Stock of Bad Toys at an average price of $0.50 a share.

     o Six other proposals described in this Proxy Statement relate to the acquisition by Bad Toys of all the capital stock of Mycom.com, Inc., earlier named Myca Group, Inc., a Cincinnati, Ohio-based company whose business shall become the business of Bad Toys and whose 58 employees shall effectively become employees of Bad Toys. The sale of Bad Toys' custom motorcycle business and assets to the Lunans is a coincidence of the acquisition of the business and assets of Mycom.com. The sale of assets to the Lunans will not occur unless the Bad Toys stockholders approve the other six proposals described herein.

     o Bad Toys is insolvent. If the seven proposals described herein are not approved by the Bad Toys stockholders, the custom motorcycle business of Bad Toys will likely fail in the immediate future. In such a case, the Lunans would be the major creditor of Bad Toys. By reason of this, in any bankruptcy or reorganization case, the Lunans would be in a position to acquire the substantial majority or all of Bad Toys' assets. Other Bad Toys stockholders would likely receive nothing in such a bankruptcy reorganization case.

     o Bad Toys has received no offers for the sale of its custom motorcycle business. It has never sold a motorcycle.

     o Essentially, the business, management and control of the company are to be changed. Because of the issuance by Bad Toys of 40 million shares of Common Stock to the Mycom.com shareholders in exchange for all the capital stock of Mycom.com, the existing stockholders of Bad Toys will experience an 83 percent dilution in their share ownership of Bad Toys. However, they will realize an increase in the book value of their shares from $(0.02) to $0.02. Also, they will own shares in a growing company that historically, in most years, has realized net income from its operations, which should improve the market liquidity of Bad Toys Common Stock.

                PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING

        AGREEMENT OF MERGER PROPOSAL. The Board of Directors of the Company (the "Bad Toys Board") has unanimously approved, and recommends that the Company's stockholders vote in favor of, the approval of an Agreement of Merger dated as of March 31, 2000 (the "Agreement of Merger") between the Company and Myca Group, Inc., now named "Mycom.com, Inc." ("Mycom.com"), an Ohio corporation with its principal offices in Cincinnati, Ohio; pursuant to which, among other things, $800,000 in cash will be paid and 40 million shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), will be issued to the Mycom.com shareholders in exchange for all the issued and outstanding shares of capital stock of Mycom.com. For a more complete description of the terms of the Agreement of Merger, see "Proposal 1 - The Agreement of Merger Proposal."

        STOCK ISSUANCE PROPOSAL. The Bad Toys Board has unanimously approved, and recommends to the Company's stockholders, the approval of a proposal to authorize the issuance of 40 million shares of Common Stock pursuant to the Agreement of Merger (the "Stock Issuance Proposal"). For a more complete description of the terms of the Stock Issuance Proposal, see "Proposal 2 - The Stock Issuance Proposal."

        AUTHORIZED COMMON STOCK PROPOSAL. The Bad Toys Board has unanimously approved, and recommends to the Company's stockholders, the adoption of an amendment to the Company's Articles of Incorporation (the "Articles of Incorporation") to increase the number of shares of Common Stock that the Company is authorized to issue from 10 million to 90 million (the "Authorized Common Stock Proposal"). For a more complete description of the terms of the Authorized Common Stock Proposal, see "Proposal 3 - The Authorized Common Stock Proposal."

        AUTHORIZED PREFERRED STOCK PROPOSAL. The Bad Toys Board has unanimously approved, and recommends to the Company's stockholders, the adoption of an amendment to the Company's Articles of Incorporation to authorize the issuance of 10 million shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock") (the "Authorized Preferred Stock Proposal"). For a more complete

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


description of the terms of the Authorized Preferred Stock Proposal, see "Proposal 4 - The Authorized Preferred Stock Proposal."

        NAME CHANGE PROPOSAL. The Bad Toys Board has unanimously approved, and recommends to the Company's stockholders, the adoption of an amendment to the Company's Articles of Incorporation to change the name of the Company from "Bad Toys, Inc." to "Mycom.com, Inc." For a more complete description of the terms of the Name Change Proposal, see "Proposal 5 - The Name Change Proposal."

        SALE OF ASSETS PROPOSAL. The Bad Toys Board has unanimously approved, and recommends to the Company's stockholders, the approval by the stockholders of the proposal - which is part of the Agreement of Merger Proposal - that the Company sell to the Lunans the Company's custom motorcycle manufacturing business, all the Company's assets that are associated with such business, and $300,000 in cash, such sale to be in exchange for the Lunans' cancellation of $654,212 in debt owed to them by the Company and their assumption of the obligation to pay all other outstanding debt of the Company, estimated to be $182,186. For a more complete description of the terms of the Sale of Assets Proposal, see "Proposal 6 - The Sale of Assets Proposal."

        BYLAW AMENDMENT PROPOSAL. The Bad Toys Board has unanimously approved, and recommends to the Company's stockholders, the adoption of an amendment to the Company's Bylaws to provide that the Bad Toys Board be comprised of no less than four and no more than nine members as may be determined from time to time by either the stockholders or a majority of the directors (the "Bylaw Amendment Proposal"). For a more complete description of the terms of the Bylaw Amendment Proposal, see "Proposal 7 - The Bylaw Amendment Proposal."

        The Agreement of Merger Proposal, the Stock Issuance Proposal, the Authorized Common Stock Proposal, the Authorized Preferred Stock Proposal, the Name Change Proposal, the Sale of Assets Proposal and the Bylaw Amendment Proposal are referred to collectively herein as the "Transaction Proposals." The Agreement of Merger provides that approval of each of the Transaction Proposals is required as a condition to the consummation of the transactions contemplated by the Agreement of Merger. In the event that each of the Transaction

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Proposals is not approved,  all of the  Transaction  Proposals will be withdrawn from consideration at the Special Meeting.

                                     VOTING

        Each valid proxy given pursuant to this solicitation and received in time for the Special Meeting will be voted with respect to all shares represented by it in accordance with the instructions, if any, given in the proxy. If instructions are not given in the proxy, it will be voted FOR each of the Transaction Proposals. In the event any other matter properly comes before the Special Meeting, the shares of Common Stock represented by any valid proxy will be voted in accordance with the best judgment of the persons named therein as proxies on such matter. The submission of a signed proxy will not affect a stockholder's right to attend, and to vote in person at, the Special Meeting. Stockholders who execute a proxy may revoke it at any time before it is voted by filing a written revocation with the Secretary of the Company, executing a proxy bearing a later date, or attending and voting in person at the Special Meeting.

        Only stockholders of record as of the close of business on April 26, 2000 (the "Record Date") will be entitled to notice of, and to vote at, the Special Meeting. As of the close of business on the Record Date, there were 7,827,006 shares of the Company's Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on all matters presented for stockholder vote.

        According to the Bylaws, the holders of a majority of shares of Common Stock issued and outstanding and entitled to vote must be present in person or be represented by proxy to constitute a quorum and to act upon proposed business. Failure to obtain a quorum at the Special Meeting will necessitate an adjournment during which time additional votes will be solicited and such a solicitation will subject the Company to additional expense. When a quorum is present at the Special Meeting, the Bylaws provide that the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote shall decide any question brought before a meeting of stockholders, unless a different vote is required by statute, the Articles of Incorporation or the Bylaws.

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        Approval of the Agreement of Merger,  the Stock Issuance  Proposal,  the
Sale of Assets Proposal, and the Bylaws Amendment Proposal will require the affirmative vote of the holders of a majority of the shares of Company Common Stock represented in person or by proxy and entitled to vote at the Special Meeting. Approval of the Authorized Common Stock Proposal, the Authorized Preferred Stock Proposal, and the Name Change Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding shares of the Company's Common Stock. Abstentions are deemed to be present and entitled to vote and, therefore, are counted for purposes of determining the presence or absence of a quorum with respect to any proposal presented for consideration at the Special Meeting; consequently, an abstention will have the effect of a vote against each proposal to which the abstention relates.

        Unlike abstentions, broker non-votes, by their terms, do not have the authority to be voted on the proposal to which the broker non-vote relates. As a result, broker non-votes are excluded from the calculation of the quorum regarding the proposal to which the broker non-vote relates and, therefore, will have no effect on the outcome of the voting on the Agreement of Merger Proposal, the Stock Issuance Proposal, the Sale of Assets Proposal, and the Bylaw Amendment Proposal since such proposals must be approved by the affirmative vote of a majority of the shares of Common Stock represented at the Special Meeting and entitled to vote on such proposals. Conversely, since the Authorized Common Stock Proposal, the Authorized Preferred Stock Proposal, and the Name Change Proposal must be approved by a majority of the issued and outstanding shares of the Company Common Stock, broker non-votes will have the effect of a vote against such proposals.

        The expense of solicitation of proxies will be borne by the Company. Following the original mailing of the proxy material, solicitation of proxies may be made by mail, telephone, telegraph, courier service or personal interview by certain of the regular employees of the Company who will receive no additional compensation for their services. In addition, the Company will reimburse brokers and other nominees for reasonable expenses incurred in forwarding soliciting material to beneficial owners.


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


                        RIGHTS OF DISSENTING STOCKHOLDERS

Bad Toys Stockholders
---------------------

        Stockholders of Bad Toys who do not vote for or consent in writing to the proposed merger, and who continuously hold their shares through the effective date of the merger (should it be effected), are entitled to exercise dissenters' rights of appraisal. Generally, any stockholder of Bad Toys is entitled to dissent from consummation of the plan of merger and to obtain payment of the fair value of his shares should the merger be consummated. The notice of the special meeting of stockholders of Bad Toys, at which the vote shall be taken whether to approve the proposed merger, must state that all stockholders are entitled to assert dissenters' rights. The notice must be accompanied by a copy of the relevant portions of Nevada corporation law for the stockholders, describing dissenters' rights, the procedure for exercise of dissenters' rights, and the procedure for judicial appraisal of the value of the shares of common stock of Bad Toys, should a dissenter and his or her corporation not agree on the value of such shares.

        "Fair value," with respect to a dissenter's shares, means the value of the shares "immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable." Bad Toys interprets this statutory definition of "fair value" to mean the $0.25 closing bid price of Bad Toys' common stock on March 20, 2000, the day before Bad Toys first announced to the public that it had signed a letter of intent to merge with Mycom.com, Inc.

        THE STEPS TO EFFECT A DISSENT ARE SET FORTH IN THE RELEVANT STATUTES OF NEVADA THAT ARE IN THE SAME ENVELOPE AS THIS PROXY STATEMENT. THE STEPS MUST BE FOLLOWED PRECISELY AS PROVIDED BY THE STATUTE. THE STEPS REQUIRE AFFIRMATIVE ACTION TO BE TAKEN BY THE DISSENTER WITHIN SPECIFIC PERIODS OF TIME. A FAILURE TO FULLY COMPLY WITH THE STATUTORY REQUIREMENTS WILL RESULT IN A LOSS OF THE RIGHT TO OBTAIN PAYMENT FOR A DISSENTER'S SHARES.

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        The  Agreement of Merger  provides  that, if holders of more than 39,135 shares of Bad Toys' common stock exercise their dissenters' rights, the merger could be terminated.

Mycom.com Stockholders
----------------------

        The four stockholders of Mycom.com have advised Bad Toys that they will not exercise the dissenters' rights provided by Ohio law and that they will vote to approve the merger.

                              TRANSACTION PROPOSALS

                                   PROPOSAL I
                               AGREEMENT OF MERGER

PRINCIPAL PARTIES TO THE TRANSACTION

        The principal parties to the transaction described below are:

               The acquiring company:

                      Bad Toys, Inc.
                      2344 Woodridge Avenue
                      Kingsport, TN   37664
                      Telephone:  423-247-9560


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


               The company to be acquired:

                      Mycom.com, Inc.
                      602 Main Street
                      Cincinnati, OH   45202
                      Telephone:  513-352-5560

               The persons to whom control of Bad Toys shall pass:

                      George W. Young
                      Cincinnati, Ohio

                      Joan Carroll
                      Cincinnati, Ohio

                      Patti Massey
                      Cincinnati, Ohio

                      G. Allan Massey
                      Cincinnati, Ohio

        The persons who shall purchase Bad Toys' custom motorcycle business:

                      Larry and Susan Lunan
                      2344 Woodridge Avenue
                      Kingsport, TN   37664

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


BACKGROUND OF THE TRANSACTION

        During the period from late 1999 until the Agreement of Merger was signed in March 2000, Bad Toys' management and Board of Directors have been involved in discussions that culminated in a proposal for the Company to do the following:

     o Sell 83-percent control of the Company, through its issuance to the four shareholders of Mycom.com, Inc. of shares of the Company's Common Stock and $800,000 in cash, in exchange for all the capital stock of Mycom.com, Inc. Mycom.com is a Cincinnati, Ohio-based private company that is a provider of information technology ("IT") solutions and consulting services related to E-commerce and Web applications and a supplier and developer of products for use by companies engaged in E-business-to-business commerce.

     o Sell to the Lunans the Company's custom motorcycle manufacturing business, including $300,000 in cash and all assets associated with such business, in exchange for (1) the Lunans' assuming the obligation to pay all debt of the Company to third persons and
               (2) the cancellation of all debt of the Company to the Lunans.

The above proposal would effectively cause the Company to abandon its efforts with regard to the custom motorcycle business. The new business of the Company would be the business of Mycom.com.

REASONS FOR ENGAGING IN THE TRANSACTION

        Bad Toys' Board considered the facts that the Company has never had a profitable quarter - indeed, has never sold a motorcycle, is in debt and unable to identify the source of any new capital, and possibly faces liquidation or receivership in the Year 2000.

        Bad Toys Board also considered the impressive growth of Mycom.com. Mycom.com has grown from five employees in 1991 to 58 employees on March 31, 2000. Its assets at December 31, 1999 were

$975,419, against liabilities of $162,101. It had retained earnings of $323,414 on December 31, 1999 and sales for the twelve-month period ended December 31, 1999 of $5,317,805 with net loss of $(69,868) for this twelve-month period.

        Bad  Toys  Board  also  considered  the  impressive   customer  list  of
Mycom.com:

        o       Procter & Gamble

        o       General Electric

        o       AT&T

        o       Ohio Lottery Commission

        o       Miami University, Oxford, Ohio

        o       Gulfstream Aerospace

        o       CompuCom

        o       Maryland Communications Center

        Bad Toys also considered the fact that by taking Mycom.com "public" through a "reverse business combination" with a public company, such as Bad Toys, Bad Toys would be enabling Mycom.com to offer the type of compensation - stock options, in particular - to its employees that persons skilled in computer software applications and the mechanics of the Internet are increasingly demanding and getting. Based on these and other considerations, the Board unanimously approved, and recommends that the stockholders approve, the Transaction Proposals.

AGREEMENT OF MERGER


GENERAL

        The Agreement of Merger which Bad Toys and Myca Group, Inc., now known as Mycom.com, Inc., entered into contemplates two transactions:

        The Bad Toys-Mycom.com Merger Transaction.  Bad Toys and Mycom.com shall
        -----------------------------------------
merge on the following basis:

        o       Bad Toys shall be the surviving corporation;

        o Bad Toys shall transfer $800,000 in cash and 40 million shares of Bad Toys' common stock to the shareholders of Mycom.com, pro rata, in exchange for all the capital stock of Mycom.com;

        o The officers and directors of Mycom.com at the time of the merger shall become the officers and directors of Bad
               Toys;

        o Bad Toys shall increase its authorized capital from 10 million shares of Common Stock, $0.01 par value, to 90 million shares of Common Stock, $0.01 par value, and 10 million shares of Preferred Stock, $0.01 par value;

        o Bad Toys, prior to the closing of the terms of the merger, shall attempt to raise at least $2 million for the Company, from which amount the $800,000 cash obligation of the merger would be paid, $300,000 would be paid to the Lunans, and $900,000 would be retained by the Company for product and service development; and

        o       Bad Toys will change its name to MyCom.com, Inc.

        The Lunans-Bad Toys  transaction.  Bad Toys shall sell to the Lunans its
        --------------------------------
motorcycle business, all assets of the Company associated with such business, and $300,000 in cash in exchange for the Lunans' paying all debts and liabilities of the Company owed to third persons ($190,326 as of March 31, 2000), cancelling all debt of the Company owed to them ($506,072 as of March 31,
2000) and surrendering for cancellation options to purchase 1,000,000 shares of common stock of Bad Toys at an average exercise price of $0.50. This transaction shall be effected as follows, should the Bad Toys shareholders approve the Agreement of Merger Proposal:

        o      Bad Toys shall incorporate a new corporation ("Bad Toys Sub").

        o      Susan Lunan shall resign as a director of Bad Toys.

        o Bad Toys shall then transfer to Bad Toys Sub all its assets comprising the custom motorcycle manufacturing business, which assets have a book value of approximately $365,524, plus $300,000 in exchange for all the capital stock of Bad Toys Sub. Bad Toys Sub and the Lunans shall assume the obligation to pay, and shall pay, any unpaid debts of Bad Toys other than the liabilities of Bad Toys to the Lunans.

        o Larry Lunan, the sole remaining director of Bad Toys, shall elect a designee of the Mycom.com shareholders to fill the vacancy on the Bad Toys Board created by the resignation of Susan Lunan. Larry Lunan shall then resign as an officer and a director of Bad Toys.

        o The Bad Toys Board shall then elect the Lunans to be the directors of Bad Toys Sub.

        o The Bad Toys Board shall then authorize the sale to the Lunans of all the capital stock of Bad Toys Sub, which, after Bad Toys Sub's paying approximately $190,326 in debt owed to persons other than the Lunans from the $300,000 transferred to Bad Toys Sub, would have a book value of approximately $475,198, in exchange for the Lunans' cancellation of all debt owed to them by Bad Toys, which debt is approximately $506,072, and the surrender to Bad Toys for cancellation stock options to purchase 1,000,000 shares of common stock of Bad Toys at an average exercise price of $0.50.

NET EFFECT OF THE AGREEMENT OF MERGER PROPOSAL

        The net effect of the consummation of the Agreement of Merger Proposal would be as follows:

        o The current custom motorcycle manufacturing business of the Company will have been transferred to a corporation wholly owned by the Lunans.

        o The new business of the Company will be the business currently conducted by Mycom.com.

        o The Company will be under the control of the current shareholders of Mycom.com. The Lunans' ownership of the Company's Common Stock will have been reduced from approximately 67.4 percent to approximately 2.2 percent.

        o The Company's approximately $190,326 in liabilities owed to creditors other than the Lunans will have been paid from the
               $300,000 cash acquired by Bad Toys Sub. The Company's approximately $506,072 debt to the Lunans will have been cancelled. Bad Toys will have no liabilities.

        o The Company's senior management will be Carroll, Young, Patti Massey, and G. Allan Massey of Mycom.com.

        o The historical financial statements of the Company will be those of Mycom.com, not Bad Toys. The transaction will be accounted for as a recapitalization of Mycom.com.

       o For Federal income tax purposes, the Bad Toys-Mycom.com Merger Transaction will be tax-free to the four shareholders of Mycom.com except for the $800,000 in cash received by them, which shall be a taxable realization of capital gain, pursuant to the Provisions of Section ________ of the Internal Revenue Code. There will be no income tax consequences to the stockholders of Bad Toys. Bad Toys will realize ordinary income to the extent that the Lunans cancel debt of Bad Toys owed to them and assume the obligation to personally pay other debt of Bad Toys and do pay such debt.

        o There are no material differences in the rights of Bad Toys stockholders as a result of the transaction.

        o      Bad Toys would be renamed "Mycom.com, Inc."

        THE DESCRIPTION OF THE AGREEMENT OF MERGER CONTAINED IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE AGREEMENT OF MERGER, A COPY OF WHICH IS INCLUDED AS ANNEX IV TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN IN ITS ENTIRETY BY THIS REFERENCE.

CONDITIONS TO THE CONSUMMATION OF THE AGREEMENT OF MERGER

        CONDITIONS TO THE CLOSING BY THE COMPANY. The obligation of the Company to consummate the transactions contemplated by the Agreement of Merger is subject to the satisfaction, or waiver by the Company, of certain conditions including the following:

        (i) The representations and warranties made by Mycom.com under the Agreement of Merger must be true and correct as of the date of the Agreement of Merger and as of the Closing Date with the same force and effect as if they had been made on the Closing Date; and

        (ii)   All  covenants,   agreements  and  conditions  contained  in  the
               Agreement of Merger must be performed or complied with by

               Mycom.com on or prior to the Closing Date in all material respects; and

    (iii) The Company must have obtained stockholder approval of the Transaction Proposals at the Special Meeting of its stockholders called to vote on the Transaction Proposals.

At such meeting the Lunans, who own approximately 67.4 percent of the outstanding voting stock of Bad Toys, will vote their shares in accordance with the majority vote of the other Bad Toys stockholders on all Transaction Proposals.

        CONDITIONS TO THE CLOSING BY Mycom.com. The obligation of Mycom.com to consummate the transactions contemplated by the Agreement of Merger is subject to the satisfaction, or waiver by Mycom.com, of certain conditions including the following:

        (i) The representations and warranties made by Bay Toys under the Agreement of Merger must be true and correct as of the date of the Agreement of Merger and as of the Closing Date with the same force and effect as if they had been made on the Closing Date; and

        (ii)   All  covenants,   agreements  and  conditions  contained  in  the
               Agreement of Merger must be performed or complied with by Bad Toys on or prior to the Closing Date in all material respects;

        (iii) Prior to the Closing, Bad Toys shall not have suffered any material adverse change;

        (iv) Bad Toys shall have raised at least the $2 million required for the $800,000 cash obligation of the merger, the $300,000 to be paid to the Lunans and the $900,000 to be retained by the company for product and service development; and

        (v)    The  holders of not more than 39,135  shares of Bad Toys'  Common
               Stock   shall  have   exercised   their   rights  as   dissenting
               shareholders.

REPRESENTATIONS AND COVENANTS OF THE PARTIES

        COMPANY REPRESENTATIONS AND COVENANTS. Under the terms of the Agreement of Merger, the Company has made numerous representations and agreed to abide by several affirmative covenants, among which are the following:

        (i) The financial statements of Bad Toys, attached as Exhibit 10(f) to the Agreement of Merger, present fairly the financial condition and results of operations of Bad Toys in accordance with generally accepted accounting practices;

        (ii) All material liabilities of Bad Toys, contingent or matured, are revealed either in the financial statements or in Exhibit 10(i) attached to the Agreement of Merger.

       (iii) Bad Toys has filed, or will file prior to the Closing, all tax returns required to be filed by any taxing authority and has paid or accrued all taxes required to be paid; and

        (iv) Bad Toys has not made any material misstatements of fact or omitted to state any material fact necessary or desirable to make complete, accurate and not misleading every representation set forth in the Agreement of Merger.

        MYCOM.COM  REPRESENTATIONS  AND  COVENANTS.   Under  the  terms  of  the
Agreement of Merger, Mycom.com has made numerous representations and agreed to abide by several affirmative covenants, among which are the following:

         (i)   The financial statements of Mycom.com,  attached as Exhibit 11(g)
               to  the  Agreement  of  Merger,   present  fairly  the  financial
               condition and results of operations of

               Mycom.com in accordance with generally accepted accounting practices;

        (ii) All material liabilities of Mycom.com, contingent or matured, are revealed either in the financial statements or in Exhibit 11(i) attached to the Agreement of Merger.

       (iii) Mycom.com has filed, or will file prior to the Closing, all tax returns required to be filed by any taxing authority and has paid or accrued all taxes required to be paid; and

        (iv) Mycom.com has not made any material misstatements of fact or omitted to state any material fact necessary or desirable to make complete, accurate and not misleading every representation set forth in the Agreement of Merger.

APPROVALS AND CONSENTS

        Other than the approval of the Bad Toys stockholders of the Transaction Proposals, the transactions contemplated by the Agreement of Merger do not require the approval or consent of third parties, including governmental entities, in order for the parties to perform their obligations under the Agreement of Merger. The Company is of the opinion that no consents are required.

OTHER REPRESENTATIONS AND WARRANTIES

        The Agreement of Merger contains customary representations and warranties of the Company and of the Mycom.com relating to, among other things,
(i) organization, good standing, qualification to do business and other corporate matters; (ii) the authorization, execution, delivery and enforceability of the Agreement of Merger; (iii) the status of the shares of Common Stock of the Company and of Mycom.com to be delivered; (iv) the status of certain financial statements referenced in the Agreement of Merger; (v) the absence of certain changes or events since the date of the balance sheet referenced in the Agreement of Merger; (vi) the status of the Company's contracts and commitments; (vii) the absence of certain litigation; (viii) the employees and employee benefit programs of the Company;
(ix) required consents and approvals; (x) compliance with laws; (xi) the title of the Company and of Mycom.com to its property and assets; (xii) tax matters; and (xiii) related party transactions, including indebtedness to officers and directors.

OTHER TRANSACTIONS AMONG THE PARTIES

        Other than as set forth in the Agreement of Merger, there are no past, present or proposed material contracts, arrangements, undertakings, relationships, negotiations or transactions between or among the parties to the Agreement of Merger.

CHANGE OF CONTROL

        The 40 million shares of Common Stock to be sold pursuant to the Agreement of Merger represent, in the aggregate, a greater number of shares of Common Stock than the number of shares of Common Stock currently issued and outstanding (approximately 7,827,006 as of the date of this Proxy Statement). As a result, following the consummation of the transactions contemplated by the Agreement of Merger, the number of shares that will be controlled by the present four shareholders of Mycom.com will enable them, acting in concert, to effectively control the outcome of any matter presented to the stockholders, including the election of all of the members of the Bad Toys Board.

TRADING PRICE OF BAD TOYS COMMON STOCK

        On March 20, 2000, the last trading day preceding public announcement of the proposed transaction described herein, the high and the low sale prices for the Bad Toys Common Stock were as follows:

                         High                         Low
                         ----                         ---

                        $3.625                       $2.125

Bad Toys Common Stock trades on the OTC Bulletin Board under the stock symbol "BDTY.OB".

INFORMATION WITH RESPECT TO BAD TOYS

Business Development

        Bad Toys, Inc. (the "Company") was incorporated on April 21, 1995 in the State of Nevada. Our initial operations were conducted in southern California but were moved to Kingsport, Tennessee in 1996. We first had revenues from operations in March, 1998.

Business of the Company

        The Company

        o      manufactures for  sale   Harley-Davidson-type  motorcycles   from
               component parts,

        o      maintains a customizing and motorcycle servicing operation,

        o special orders premium accessories, parts, customizing items and apparel related to Harley-Davidson motorcycles, and

        o      proposes to rebuild used Harleys for resale.

        The Manufacture for Sale of Motorcycles from Component Parts.
        ------------------------------------------------------------

        We devoted the majority of our efforts from the Company's inception in April 1995 until early 1999 to the design and development of a distinctive Harley-Davidson-type motorcycle. The motorcycle is named the "Phoenix" model. We build it from component parts available from motorcycle parts suppliers. We have three "Phoenix" models on hand for display and for selling purposes.

        In motorcycle circles, the Phoenix is known as a custommanufactured, V-Twin, HD-type motorcycle. It is said to be a "V- Twin," because it has a two-cylinder, four-stroke motorcycle engine with the cylinders set at a 45-degree angle to each other. It is said to be an "HD-type" because of its resemblance to the motorcycles manufactured by Harley-Davidson. It is custom manufactured, because Bad Toys, Inc. will build many features of it to a customer's order.

        The "Phoenix" was first shown to the public on our Internet home page - www.badtoysinc.com - in early 1999. In April 1999 we showed the "Phoenix" to motorcycle dealers and enthusiasts at a motorcycle show in Laughlin, Nevada.

        We  offer  to  manufacture,   to  customers'  orders,   V-Twin,  HD-type
motorcycles from component parts in five basic styles:

        o Traditional-classic, the full fenders model Harley-Davidson made famous,

        o Pro Street, a lowered frame with wide tires, short fender and a low back fender,

        o      Outlaw Low Riders, with narrow forks and stubby fenders,

        o Tour Glide package, with foot rests rather than foot pegs, saddlebags with windshield option, and

        o      Street Custom conversion, with wide tires and short fenders.

        We are quite able and equipped to build custom-manufactured motorcycles in our shop in Kingsport, Tennessee. The frames and most of the parts are in inventory to build four motorcycles. We will require up-front, partial payments from customers to finance our purchase of custom parts not in inventory.

        Our choice of  sparsely  populated  Kingsport,  Tennessee  for our first location was beneficial only in providing us a two-year, low-overhead environment for completing the design and development of the Phoenix motorcycle. We face the material risk that, unless we can open a second location in a major metropolitan area, our product will be too highly priced for the majority of motorcycle buyers in the area where we now operate.

        The Customizing and Motorcycle Servicing Operation.
        --------------------------------------------------

        Most motorcycle owners "customize" their bikes to a certain extent. We cater to this market by stocking bolt-on upgrades such as billet grips, foot pegs, mirrors, chrome bolts and "custom" seats. We provide immediate installation of the bolt-on conversions.

        We commenced servicing motorcycles in 1998. As soon as this facet of our business should increase, we will attempt to revolutionize the motorcycle service business by providing a quick turnaround in an industry known for its "leave it today, pick it up next month" approach to motorcycle repair. Subject to the availability of repair business, we will operate our service department seven days a week, twenty-four hours a day.

        Special Orders  of  Premium  Accessories,  Parts,  Customizing Items and
        ------------------------------------------------------------------------
Apparel Related to Harley-Davidson Motorcycles.
----------------------------------------------

        We commenced taking special orders in 1998.

        The fixed displays in our showroom premiere the high markup, bolt-on, premium custom items in bullet aluminum or chrome. The product lines we maintain as an authorized dealer include Pro One, Bay Area Custom, Arlen Ness and Performance Machine, and others.

        We believe we have the only customer self-service station that includes all available catalogs and parts books. We plan to soon add a user-friendly computer terminal and screen through which our customers can easily locate a desired part and print a purchase order.

        Rebuilding Used Harleys for Resale.
        ----------------------------------

        We have not yet commenced this part of our business plan - the purchase of used motorcycles and rebuilding them for resale. Subject to the availability of funds - the source of which we are not aware - we propose to acquire and recondition used Harley- Davidson motorcycles for resale. All resale bikes would be placed into a like-new condition. This would include

        o       new tires, paint and chrome,

        o       polished aluminum and,

        o       excellent running condition.

        We expect this activity will commence in 2000. It will require a constant advertising campaign for used motorcycles conducted in trade magazines and in high-circulation magazines for Harley- Davidson riders. We do not now have funds available to allocate to the purchase of used bikes; the opening of a second shop and store in a major city such as Phoenix, Arizona is our primary focus and is more critical to our business turning profitable than buying used bikes and reconditioning them for resale.

        The reconditioning of used bikes is financially consistent, however, with our desire to provide around-the-clock repair service. Mechanics not repairing customers' motorcycles on same-day service can be reconditioning used motorcycles on no time schedule - and still be available for the drop-in customer with a repair job to be done.

        Distribution Methods
        --------------------

        We have commenced marketing our custom manufactured, V-Twin, HD-type motorcycles on a national basis. Our Phoenix bikes are featured now on our Internet home page (badtoysinc.com). We presently sell premium accessories, parts, customizing items and apparel through our Kingsport, Tennessee, retail outlet. Our Phoenix-model motorcycle is now featured in the Atlas Pro Magnum catalog.

        Advertising. We propose to develop an advertising program consisting of:
        -----------

               1.  Newsletters:  monthly or quarterly
               2.  Direct  mail -  motorcycle  listings
               3.  Cycle  magazines
               4.  Nontraditional magazines 5. Internet home page

        The newsletter will highlight new product introductions, repair or maintenance subjects, after-market product evaluations, local and major national events and periodic Company-advertised specials.

        Direct mail advertising will initially consist of an annual mailing of a high-quality brochure. The brochure will market our custom-built motorcycle program, our mail order catalog program and the availability of refurbished or new motorcycles for sale. By specific request we will add an addressee to our newsletter mailing list.

        Subject to the availability of funds, our monthly advertising program will be advertisements in high-circulation magazines for Harley-Davidson riders, magazines such as American Iron, Hot Bike, etc. We plan one-half to full-page, two-color ads for custom manufacture and catalog sales.

        Subject to the availability of funds, Bad Toys plans to commence a non-traditional advertising program in magazines such as Newsweek, Time, Sports Illustrated, and the New Yorker. The demographics for Harley-Davidson riders now span every social economic group from truck drivers to company presidents, doctors, lawyers and accountants. Upper-middle class to the wealthy now comprise the largest group of Harley riders.

        The Internet home page is already a reality.

        Competition
        -----------

        Licensed Harley-Davidson dealerships generally offer for sale only new, manufactured HD motorcycles. Dealerships generally do not maintain significant inventories of used or custom-built motorcycles for resale to the riding public. Individuals account for the majority of used motorcycle sales with the remainder being provided by small, under-capitalized, sole-proprietor motorcycle shops. Titan has commenced to use some of these shops as a distribution network for its motorcycles, but Titan does not compete at Harley- Davidson prices.

        The provision of special construction, custom-built motorcycles, HD type, as we propose to do, is an emerging market. Arlen Ness, Ultra, CMC and Titan earlier entered this market, have name recognition and dominate this market today. This market segment has long been treated as an ancillary business and not as a primary focus. There are currently few companies that are manufacturing custom-built motorcycles for inventory for sale. Bad Toys proposes to maintain a ten to fifteen, custom-built-motorcycle inventory at each location in addition to our ground-up, custom- built, customer-selected program.

        Repair service is the most neglected segment in the motorcycle business. Dealers provide the most significant competition in this arena, as they are adequately capitalized, maintain a significant number of service bays, and have large inventories of parts. Dealerships typically have the negative attributes of limited hours for access - 8 am to 5 pm, closed Sundays - and no concept of quick service turnaround. In essence, the traditional queuing system is the foundation for all repair service; i.e., if the customer needs a three-hour seal replacement, he can leave the bike for a month. Small shops exhibit the same characteristics as the large dealerships, but service turnaround is further exaggerated by limited inventories and no capital. In many instances the small shop has to collect the money from the customer in advance to purchase the necessary replacement parts; this, of course, extends the service turnaround time.

        Supplies
        --------

        We obtain our supplies from after-market Harley-Davidson suppliers and other manufacturers of motorcycle parts, such as Pro One, Bay Area Custom, J. Brake, Arlen Ness and Performance Machine. These supplies are readily available. Although we are authorized dealers of all the above-named suppliers and many others, we are still required to pay cash for most large motorcycle parts.

        Dependence on Major Customers
        -----------------------------

        We are not dependent on any major customers.

        Patents, Trademarks and Licenses
        --------------------------------

        We  have  filed  applications  in  the  U.S.  to  register  "Bad  Toys,"
"Phoenix," and BT(and)Design as trademarks and service marks. We are not a licensed Harley-Davidson dealer, as we do not sell new Harley-Davidson motorcycles.

        Government Approval and Regulations
        -----------------------------------

        We need no U.S. Department of Transportation approval to build special construction motorcycles that are custom-made to a customer's order, to rebuild motorcycles or to assemble a motorcycle from component parts that are available in the open market. Our business is subject to no government regulations other than those of OSHA, regulating safety in the workplace, and those of EPA, regulating the disposal of oil, grease, tires, batteries and the prevention of pollution. We are able to comply with OSHA and EPA regulations without onerous financial or other burdens. All motorcycles are built by hand, rather than in a moving assembly line. Safety goggles are used when required, and fire extinguishers are readily available. We dispose of pollutants by periodically taking them to authorized disposal sites.

        Year 2000 Computer Problems.
        ---------------------------

        We have determined that we do not face material costs, problems or uncertainties about the year 2000 computer problem. This problem affects many companies and organizations and stems from the fact that many existing computer programs use only two digits to identify a year in the date field and do not consider the impact of the year 2000. We are newly organized, presently use off-the-shelf and easily replaceable software programs, and have yet to devise our own software programs.

        We have been advised by our parts suppliers that they are Year 2000 compliant. Should they not be and should difficulties arise in ordering parts from suppliers, we should still be able to obtain all needed parts from other, larger motorcycle dealers who would have the parts in inventory.

        Research and Development
        ------------------------

        We have expended no funds during the last two years on research and development.

        Cost of Compliance with Environmental Laws
        ------------------------------------------

        The expense of complying with environmental regulations is of minimal consequence. The compliance consists of the proper disposal of oil, tires and batteries. We put all used oil in 55-gallon drums and transport them by truck to a Johnson City, Tennessee firm that cleans the oil for reuse. We take used tires to a nearby landfill. Old batteries are disposed of by the suppliers of new batteries. We are in compliance with all environmental laws and regulations.

        Employees
        ---------

        We employ five persons, four persons full time and one person part time.

PROPERTIES

        The Company leases a retail and manufacturing operation at a single facility in a specially designed 3,000-square-foot retail and service building. The retail facility is at 2046 West Stone Drive, Kingsport, Tennessee 37660.

        The facility is in a high traffic area with approximately 15,000 vehicles passing by a day. The facility is easily accessible by freeway and should draw customers from a 150-mile radius with a population of 3,000,000 people. The property has ample parking and an outside area for weekend events and motorcycle display.

        The forward area of the showroom is for the display of company custom-built and rebuilt Harleys for sale.

        The  facility  showroom,  when stocked with  inventory,  will  emphasize permanently affixed displays of products with secured inventory storage compartments. This should provide an efficient use of display space, increased security, efficient showroom stocking maintenance and enhanced inventory control.

        The showroom will be organized to allow for variation in location of displays to accommodate customer traffic flow within the store and to heighten interest.

        The warehouse area of the facility has adequate space to stock and store quantities of all items on display in the showroom in addition to numerous other mechanical parts and items not displayed which are in daily demand.

        The service and assembly area is large enough to house a staff of mechanics and service personnel and is capable of accommodating the custom building and rebuilding of motorcycles.

        The lease on the facility expires in September 2002.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

        Bad Toys' Common Stock is quoted on the OTC Bulletin Board under the stock symbol "BDTY." It was first quoted on the OTC Bulletin Board and trading commenced in the second quarter of our 1999 fiscal year. The following sets forth our Common Stock's range of high and low bid information on the Bulletin Board for each quarter the stock has traded. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions:

                                                          High           Low
                                                          ----           ---

        2nd Qtr, 1999 (no inside quotes reported)
        3rd Qtr, 1999                                     0.75          0.125
        4th Qtr, 1999                                     0.375         0.625
        1st Qtr, 2000                                     3.625         0.21875

        On March 31, 2000 there were 7,827,006 shares of Common Stock outstanding. An additional 1,000,000 shares of Common Stock are subject to outstanding options to purchase such shares of stock. Such options are held by the Lunans but will be surrendered to the Company should the Transactions described herein be approved by the Bad Toys Stockholders.

Holders

        As of March 31, 2000 there were approximately 73 holders of record of our Common Stock.

Dividends

        We have paid no dividends to our stockholders and do not plan to pay dividends on our Common Stock in the foreseeable future. We currently intend to retain any earnings to finance future growth.

LEGAL PROCEEDINGS

        Neither  the Company  nor our  property is a party to any pending  legal
proceeding  or  any  known   proceeding   that  a   governmental   authority  is
contemplating.

Management's Discussion and Analysis of Financial Condition and
Results of Operations

        The following discussion and analysis should be read in conjunction with the financial statements and the accompanying notes thereto and is qualified in its entirety by the foregoing and by more detailed financial information appearing elsewhere.

Overview

        We commenced commercial activity in March 1998 in a small retail shop in Kingsport, Tennessee. The facility was used both for retail sales and for the design and construction of a prototype of a motorcycle to be sold nationally. We had limited resources, and our activity was funded by our friends. We also sold $85,500 worth of our common stock in a non-registered public offering. Our stock began to trade on the OTC Bulletin Board. In 1999 we registered our common stock with the Securities and Exchange Commission pursuant to the 1934 Securities
Exchange Act. Shortly after the commencement of trading in our stock, our private source of funding withdrew a funding commitment, which materially affected our ability to market our motorcycle models and to expand operations to sunbelt states. As a consequence, we maintained our small retail outlet and devoted the majority of our energies and resources to our motorcycle models and their development.

        In the Spring of 2000, we will complete three additional models, which will give us a full line of four models for the year 2000.

        In January of 2000, we were approached by Mycom.com, Inc., a Cincinnati, Ohio "high tech" company, with regard to the management of our company buying the company's motorcycle business and selling to Mycom.com the "shell corporation" produced by this withdrawal of assets from the company. On March 31, 2000, our company and Mycom.com signed the Agreement of Merger.

Results of Operations

        The following table presents certain selected data for each of the two years in the period ended December 31, 1999 and the interim, three-month periods ended March 31, 1999 and March 31, 2000:

                                 Year Ended            Three Months Ended 3-31
                          ------------------------     -----------------------
                             1998           1999          1999           2000
                          ---------      ---------     ---------      ---------
Sales                     $  77,451      $  85,231     $   9,706      $  11,967
Cost of Sales                80,885        219,913        20,032         37,261
                          ---------      ---------     ---------      ---------
    Gross Margin (Loss)      (3,434)      (134,682)      (10,326)       (25,294)
Operating Expenses          158,371        471,283        55,613         60,667
Other Income and
   Expenses, Net             20,259         40,702         7,422         14,107
                          ---------      ---------     ---------      ---------
    Net (Loss)            $(182,064)     $(646,667)    $ (73,361)     $(100,068)
Sales

        Sales for 1999 increased $7,780 (ten percent) over 1998 sales. This nominal increase over 1998 is a result of not devoting our limited cash resources to our retail merchandise line but, instead, of increasing our inventory of hard parts, such as engine components, transmission components, frames, etc. to be used in our motorcycle prototype construction. During the first half of 1999 we entirely suspended our retail operations to concentrate on prototype development, namely our Phoenix model, and to participate in a West Coast show.

        Interim results. Sales for the first fiscal quarter (Q1) of 2000 increased $2,261 (23 percent) over Q1 of 1999 sales. This nominal increase over Q1 1999 is a direct result of not increasing our retail merchandise to include soft goods such as hats, shirts, clothing, boots, and various other motorcycle accessories. Instead, the company concentrated on inventory of hard parts such as engine components, transmission components, frames, etc. to be used in its motorcycle prototype construction.

Cost of Sales

        Our cost of sales increased $139,029 (175 percent) over 1998, while our sales increased only ten percent. This large increase in the cost of sales is due to our writing off the cost of certain work in process associated with the development of the Phoenix model motorcycle in the amount of $85,000 and charging to the current period all costs associated with the development of the new models.

        Interim results. The cost of sales in Q1 2000 increased $17,229 (86 percent) over Q1 1999, while sales increased only 23 percent. This large increase in the cost of sales is due to an increase in company payroll and other related costs associated with the development of the company's new models. In the second quarter (June) the company will debut its three new models to the public. These development costs account for the increase when compared to the 1999 cost of sales.

Gross Margin

        The company's gross margin (loss) increased $131,248 when compared to 1998 and is attributable to the write-off of work in process inventory and the charging of model development to the current period, as noted above.

        Interim results. Gross margin (loss) increased $14,968 in Q1 2000 over Q1 1999 and is attributable to an increase in development activity and the charging of model development to the current period as noted above.

Operating Expenses

        Operating expenses for 1999 increased $312,912 (198 percent) over 1998. This dramatic increase in general and administrative expenses is attributable to:

        o advertising costs related to our participation in the Laughlin, Nevada River Run motorcycle show;

        o the costs of our company's spokesman for his attendance and representation of the company at the River Run motorcycle show;

        o radio and television advertising expenses incurred to promote the company and its product;

        o promotional fees paid with regard to our Phoenix model motorcycle being featured in a planned television airing on the Discovery or Learning Channels; and

        o consulting fees paid with regard to a planned expansion and general business consulting.

        Interim results. Operating expenses for Q1 2000 increased $20,022 (thirty percent) over Q1 1999. The increase in general and administrative expenses is attributed to increased professional fees and costs related to the proposed merger.

Net Income (Loss)

        We had a net loss of $646,667 as compared with a net loss of $182,064 in 1998. This increase in loss of $464,603 is attributed to the factors discussed above under "cost of sales" and "operating expenses." In July 1999, our primary source of capital withdrew its commitment to provide funds through December 1999. This lack of working capital prevented us from expanding our retail operation as planned and severely limited our ability to market and display our flagship model, the Phoenix.

        Interim results. The company had a net loss of $100,068 in Q1 2000 as compared with a net loss of $73,361 in Q1 1999. The increase in loss of $26,707 is discussed in the previous sections.

Liquidity and Capital Resources

        We have exhausted our cash resources, which have largely been contributions to the company's capital by management since June 1999. Management has concluded that it is in the best interests of our stockholders to accept the proposal of Mycom.com, Inc. to offer our company's corporate shell to Mycom.com
(1) in exchange for sufficient cash to pay all debt of the company except debt owed to management and (2) to exchange the motorcycle business and its attendant assets for the extinguishment of the company's debt to management - which debt was $506,072 on March 31, 2000. The company's business will become what is the present business of Mycom.com, and the stockholders should have much better prospects for the future.

        Interim results. The company had negative cash flow from operations of $160,902 in Q1 2000 as compared to a negative cash flow from operations of $85,594 in Q1 1999. The two major contributors to the negative cash flow from operations were the operating loss of $100,068 and the increase in inventories of $63,933 to facilitate our expanded model development.

INFORMATION WITH RESPECT TO MYCOM.COM, INC.

BUSINESS DEVELOPMENT

        Mycom.com, Inc., formerly known as Myca Group, Inc. ("Mycom.com"), is a provider of information technology ("IT") solutions and consulting services related to E-commerce and Web applications and a supplier and developer of products for use by companies engaged in E-business-to-business commerce.

        Since its organization in 1991, Mycom.com's business has centered on communications software and database technologies that help its clients share and utilize information more effectively. As its clients have increased their focus on the Internet and its uses, Mycom.com has expanded its capabilities and now assists its clients in developing their strategy relating to E-commerce and Web applications, building the services to achieve that strategy and maintaining and supporting the strategy on an on-going basis.

        Mycom.com offers a wide range of applications development and intra-company communications services that include

        o       Website development,

        o       Web-enabled applications,

        o       database applications,

        o       corporate portals, and

        o       online training and documentation.

        As a result of its technology, communications and advertising capabilities, Mycom.com has the ability to create the content, graphics and programming of its Website developments and Web-enabled applications services. Mycom.com believes that its services and products enable its clients to improve their employee productivity, operational efficiencies and ability to compete successfully in their respective markets. To date, substantially all of Mycom.com's revenues have been generated by its provision of these core business services. However, Mycom.com now has two products to offer to clients and is in the process of developing several other technology product offerings for use on the Internet.

        Mycom.com estimates that the E-commerce market will grow from $145 billion in 1999 to $2.79 trillion in 2004. Mycom.com believes that its combination of knowledge of corporate infrastructures combined with its array of services and products positions it advantageously to obtain a larger share of this growing B2B E-commerce market.

        Mycom.com has already hired two people to lead its sales and marketing efforts for e-Business. As its business grows, Mycom.com believes that it will be necessary to hire a technical recruiter.

        To remain competitive and to provide its clients the best technology solutions for their e-Business needs, Mycom.com is investing, and the Company will continue to invest, in training and educating its employees in the latest technology and communications skills and trends. Well-trained and highly skilled employees will provide the Company with the flexibility that its needs to maintain its competitive edge. These same employees will enhance the Company's knowledge of the marketplace and clients' needs, the Company's competitors' abilities and service and product offerings and future trends in the marketplace.

        To achieve its goals, the Company believes that it needs to raise its positive profile for excellence in the business and community environments. Establishing its name recognition and reputation for excellence will increase the Company's opportunities to obtain additional business. The Company intends to hire a public relations resource to assist it in these efforts.

        Divisions
        ---------

        Mycom.com conducts its business through two divisions:

        o       Mycom.com E-Business

        o       Mycom.com E-Advertising

I.      Mycom.com E-Business
        --------------------

        Management is positioning the Mycom.com E-Business Division as a total solutions provider of E-commerce and Web solutions to clients that conduct their business nationally and globally. In addition to offering a wide range of application development, intra-company communications services, and consulting services for Web architecture and design, the Division will also develop and market Web designed templates, corporate portal templates for specific functions and industries and online products that expand the functionality of databases. The Division delivers content through training, documentation, education and enterprise communications. The goal is to obtain a larger market share of the growing E-B2B market by capitalizing on Mycom.com's Internet expertise.

        The E-Business Division has three separate business units that function both independently and together to provide value-added solutions to Mycom.com's clients. The units are:

        o       Technology Solutions

        o       Communications

        o       Product Development

        The Technology Solutions Unit focuses on the custom development of Web-based and online applications and on the management and expansion of a client's existing information technology (IT) with new initiatives. The Unit's Web-enabled applications provide clients with cost-effective internal (execution and productivity) as well as external (customer services) improvements and efficiencies. The Web-enabled applications range from simple applications that result in efficiencies and cost savings for online ordering, scheduling work flow and information management to applications that significantly improve supply chain management processes and customer, supplier and distributor relationships.

        The Communications Unit provides the content required to effectively deploy the Web-based and online applications. This Unit delivers content through training, education, documentation and enterprise communications using various forms of multimedia. Some of the services that this Unit provides are set forth below:

        A.     Technology-Based Training

               o      Design   and   development   of   Interactive   Multimedia
                      Instruction (IMI)

               o      Design and development of Computer-Based Training (CBT)

               o       Design and development of Web-based Training (WBT)

               o       Video/audio and other multimedia training tools

               o       Online help for Microsoft and Web-based applications

        B.     Training/User Education

               o       Curriculum and courseware development

               o       Web, online and information systems documentation

               o       Instructor guides/Student manuals

               o       Quick reference cards/booklets

        C.     Enterprise Communications

               o       Comprehensive communications consulting/plans

               o       Technology rollouts

               o       Newsletters/Brochures

               o       Presentations

               o       Event Planning

               o       Video/audio scripting and production

               o       CD-ROM development

               o       Distribution services (fulfillment)

        These services offer the client the ability to market,  communicate  and
implement   (both   externally   and   internally)   its  Web-based  and  online
applications.

        Both the Technology Solutions and Communications Units market their services to clients' senior management. The Units' consultants meet with the client's senior management to define IT business needs consistent with corporate objectives, to create comprehensive communications plans and to determine the technology delivery systems necessary to accomplish the objectives. Thus, in many cases, the services of both Units are necessary to develop and implement a total solution and are marketed in a complementary fashion.

        To illustrate how these Units work together to create quality Websites and Web-enabled applications:

        o Content organization and design - the Communication Unit's specialists work with the client's personnel to determine the "right content" for the Website or application.

        o Visual - the Communications Unit's in-house, online, graphic specialists create visually appealing Websites and applications.

        o      Web   development  -  the   Technology   Solutions   Unit's  HTML
               programming and software specialists develop applications that result in significant business benefits to the client.

        o      Documentation - the Communications Unit's technical communicators
               create   both  hard  copy  and  online   documentation   for  the
               implementation of the Website or online application.

        To ensure the quality development and delivery of its services and products, Mycom.com uses cross-functional project teams with different skill sets so that all components of the Website or application development and implementation are addressed.

        The Product Development Unit currently has developed two new products and has several other products under development. Each is described below:

        1.     CybervillageUSA.com(TM)
               -----------------------

        Mycom.com has developed CybervillageUSA, a community-based learning network that brings to the African American and Hispanic Web communities a wealth of ethnic-focused materials - for example, materials that empower them to register to vote online, to mentor neighborhood children, to shop for ethnic books and to locate ethnic-oriented restaurants in their community. The delivery tool for CybervillageUSA is a Website located at www.CybervillageUSA.com. Millions of ethnic minorities are "living online," and these audiences are searching for relevant Websites that reflect their lifestyles and pique their interest. CybervillageUSA is aimed at satisfying this need.

        One of the primary purposes for establishing CybervillageUSA was to provide technology learning opportunities for the underprivileged segment of U.S. society. CybervillageUSA provides access to a suite of online learning courses. The Company will offer these courses to 100,000 libraries, community centers, churches and individual mentors who become part of the network. Through CybervillageUSA and its learning courses and other content, these organizations can positively impact their communities. Management hopes that one million new voters will register to vote online by accessing www.CybervillageUSA.com at the various community centers, churches and other organizations that are part of the network.

        2.     DynaPoint(TM) and Related Products
               ----------------------------------

        Mycom.com has reached an agreement in principle and is negotiating a definitive agreement to obtain exclusive licensing and distribution rights to DynaPoint(TM), a patent-pending technology that employs a sophisticated search tool using telephone numbers to identify businesses or facilities within a predetermined radius (the radius can be as limited as one mile). Currently, the technology is available for Web use, but plans are underway to develop a telephony and wireless component of the product.

        Management anticipates that revenue for this product will be derived from subscription and membership fees, licensing fees for users who want to incorporate the technology into their particular Web, telephony or wireless application, and advertising fees from the Websites that the Company develops and owns.

        3.     Other Products
               --------------

        Other products that Mycom.com has under development are set forth below.

        Corporate E-Business Templates

        Many corporations have established corporate intranets and other IT systems on which they have deposited an enormous amount of information concerning the corporation, its products, procedures and other matters that were felt to be useful to the corporation's customers and employees. Corporations established the intranets for a variety of purposes including their hope to (i) increase employee productivity by making key information/data available with one click, (ii) achieve cost savings by reducing the amount of employee training by presenting information in a consistent manner to all employees, (iii) promote collaboration, community and decreased time intervals for communications among employees who are teaming on projects in various locations, and (iv) improve customer relationships by making information easily and quickly accessible. Unfortunately, many of these intranets, although providing access to the available information, do not order, organize or manage such information in a manner that achieves these goals.

        To access a corporation's information on its intranet and information on the Internet requires a well designed "portal." A portal serves as a gateway to information in a corporation's legacy systems, corporate databases, and intranet, extranet and Internet sites that improves employee productivity.

        Mycom.com  has  developed  over  100  corporate   intranet  sites.  This
experience has given Mycom.com the ability to better understand the best practices for intranet and portal development. As a result of its expertise in the three distinct competencies of content, programming and design development, together with its experience in portal development, Mycom.com has the ability to develop a variety of "template" products for different types of business functions. These templates can be customized to meet the unique requirements of particular clients quickly and efficiently.

        Management plans to license these templates to corporations to provide standard functionality with limited development costs and then customize, at Mycom.com's normal billing rates, the portal applications to meet the unique requirements of its clients.

                             Human Resource Products

        Management plans to create a Human Resources product line by forming alliances with existing human resource service providers. The alliance would then jointly create Web-enabled tools for use by Fortune 1000 clients. Because Mycom.com has already created some of the proposed applications, it hopes that once the alliances are formed and detailed product specifications are completed, the alliances will be positioned to market these products quickly. Management anticipates that revenues for these products will be derived from licensing them to human resource providers or to their clients or by delivering the services provided by these products via the application service provider (ASP) model on a subscription basis.

                                 TechConnect(TM)

        A key component of the www.CybervillageUSA.com site is the TechConnect(C) suite of learning products. These products are designed to prepare computer beginners for success in using technology. There is very little learning material aimed at this audience, and minorities in particular represent a fast-growing market segment for TechConnect(C) products.

        Although initial product focus is on computers, the complete product line will include all aspects of digital technology with a full complement of materials, from beginner to advanced for each skill level. The products will be designed for use in either the classroom or for outside school learning such as neighborhood computer access centers.

        TechConnect(C) products will coordinate with technology standards established by the National Educational Technology Standards for Students and ISTE Performance Indicators, as well as specific state guidelines (such as the Ohio SchoolNet Learner Technology Profiles).

I.      Mycom.com E-Advertising
        -----------------------

        The Mycom.com E-Advertising Division is a full-service advertising agency which provides the same traditional services as its competitors, i.e., graphic design, broadcast production, print production, media planning and placement and other related services. The Division is differentiated, however, by its focus on the consumer side of E-commerce with its in-house core competencies related to E-commerce and Internet solutions and its focus on the growing African American and Hispanic consumer markets. The Division provides highly customized and innovative solutions for companies that need interactive marketing and new media, online brochures, promotions, public relations and market research, Web development and design and E-commerce marketing.

Competition

        Mycom.com has several advantages over its competition. First and foremost, Mycom.com is one of the few dot-com companies that offer both services and products. A number of start-up dot- com companies have flourished based on one product idea, typically a portal site that generates revenue through subscriptions, memberships, licensing, or ordering of products and services. Mycom.com is an established company with an infrastructure and a variety of services that have evolved over the past nine years. The Company is now well positioned for significant growth.

        Mycom.com competes in the commercial information technology services market. This market is highly competitive and served by numerous firms. In addition, this market is driven by clients' business requirements and advances in technology. Participants in this market include systems consulting and integration firms, application software firms, management and management information systems outsourcing companies and general management consulting firms. Some of these competitors are larger and have greater financial resources than Mycom.com has or the Company will have. In addition, clients may seek to increase their internal IT resources to satisfy their customer software development needs.

        Nevertheless, management believes that Mycom.com has the following competitive strengths:

        Excellent Client Relationships. From its roots of providing technical marketing and documentation services for Procter & Gamble's Management Systems Division and its continued services to such division and other P&G divisions as well as other Fortune 50 companies (such as AT&T and General Electric), Mycom.com (i) has acquired an excellent understanding of client businesses and IT requirements as well as business organizations, and (ii) is very adept at providing technology solutions in the business environment. Mycom.com has built long-term relationships with most of its clients as shown by its continued provision of services to Procter & Gamble since 1991 and several other clients over a period of years.

        Expertise in the Technology and Communications Fields. Mycom.com's technical abilities enable it to appreciate the new IT technologies as well as understand the existing technologies and, therefore, plan, integrate and implement appropriate E- business solutions. In addition, Mycom.com's roots in the communications and advertising fields and its understanding of E- commerce and Internet solutions enables it to educate and train a client's employees in the implementation of these systems very effectively. Finally, its E-technology and E-advertising divisions work synergistically to meet the solution needs of each client as each division's "top-down marketing strategy" provides an additional opportunity to create business for the other division.

        Pricing. Based on its knowledge of the industry and competitive bid situations in which it has been involved, management believes that Mycom.com's hourly rate charges to clients is substantially below the hourly rate of its competitors and, therefore, that its charges for most projects are below the estimated prices of its competitors. Mycom.com's lower prices result, in part, from its location in Cincinnati, Ohio and from its more limited reputation in this field than its better-known competitors. Thus, Mycom.com has the ability to be the lower-cost provider of solutions to a client without the client sacrificing quality in terms of technological competence and Website development skills.

Dependence on Major Clients

        Mycom.com relies on significant clients for a large percentage of its revenues. During 1999, its two largest clients, Procter & Gamble and Miami University, Oxford, Ohio, represented approximately 81 percent of Mycom.com's 1999 revenues. Of this percentage, Procter & Gamble represented 77 percent and Miami University represented four percent. During 2000, it is anticipated that Procter & Gamble and the Ohio Lottery Commission will represent approximately 75 percent of Mycom.com's 2000 projected revenues, with Procter & Gamble representing 35 percent and the Ohio Lottery Commission 40 percent. Mycom.com's client concentration makes it vulnerable to a reduced need for Mycom.com's services by its client base. Consequently, if a client experiences a significant decrease in its business, and, as a result, its need for the Company's services decreases, such a decrease could affect the Company's results and could have a material adverse effect on the Company's business, results of operations, financial condition and the value of shares of Common Stock. Mycom.com's risk of losing all of its Procter & Gamble business at the same time is minimized by the fact that Mycom.com is currently performing work in six different Procter & Gamble divisions on a project-based basis, and Mycom.com believes that each such division controls the continuation of the relationship with Mycom.com. In addition, Mycom.com is a preferred supplier for communications and Web and online services. However, if a Procter & Gamble division was dissatisfied with Mycom.com's performance, Mycom.com's relationship with the other divisions could be adversely affected.

Patents, Trademarks and Licenses

        Mycom.com has obtained exclusive licensing and distribution rights to DynaPoint(TM), a patent-pending technology that employs a sophisticated search tool using telephone numbers to identify businesses or facilities within a predetermined radius (the radius can be as limited as one mile). Currently, the technology is available for Web use, but plans are underway to develop a telephony and wireless component of the product.

Governmental Approval of Principal Products

        Mycom.com does not need any governmental approval to conduct its business and sell its services or principal products.

Governmental Regulations

        The business of Mycom.com is not subject to any existing or probable governmental regulations.

Cost and Effects of Compliance with Environmental Laws

        The Company is not subject to any environmental controls or restrictions that require the outlay of capital or the obtaining of a permit in order to engage in business operations.

Research and Development

        During each of the last two fiscal years, Mycom.com has spent approximately $400,000 and $600,000, respectively, on its research and development of new products. Mycom.com pays the costs of such research and development from its operating capital and is not able to charge its clients for such expenses.

Number of Employees

        On March 31, 2000, Mycom.com employed 55 persons full time and three persons part-time.

Description of Property

        Mycom.com owns no facilities or real property. It leases 14,733 square feet at $20,680 per month for its principal office location in downtown Cincinnati. Upon the expiration or termination of this lease, Mycom.com expects that it could obtain comparable office space on commercially reasonable terms. Mycom.com also leases substantially all of the computer hardware necessary to conduct its business pursuant to operating leases. Management believes that its facilities and equipment are adequate and have sufficient productive capacity to meet its current needs.

        Bad Toys leases a retail and manufacturing operation at a single facility in a specially designed 3,000-square-foot retail and service building. The retail facility is at 2046 West Stone Drive, Kingsport, Tennessee 37660. The lease on the facility expires in September 2002. This lease will be transferred as part of the distribution of the custom motorcycle business.

Legal Proceedings

        Neither Mycom.com nor any of its property is a party to, or the subject of, any material pending legal proceedings.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

        There is no public market where Mycom.com's common stock is traded.

        There are four stockholders of Mycom.com - Joan Carroll, Patti Massey, George W. Young, and G. Allan Massey. The transaction described herein contemplates that all the capital stock of Mycom.com will be acquired by Bad Toys from these four stockholders.

        There are no restrictions that would limit the ability of Bad Toys to pay dividends to Bad Toys stockholders should the transaction described herein be approved by the Bad Toys stockholders and Mycom.com should merge into Bad Toys.

PRO FORMA FINANCIAL INFORMATION

        The following pro forma information shows the effects of the acquisition of Mycom.com by Bad Toys and the sale to the Lunans of the custom motorcycle business of Bad Toys. It also takes into account, and adjusts for, the transfer to another corporation by Mycom.com of two of its historic operating divisions that, by agreement between Bad Toys and Mycom.com, are not intended to be part of the post-merger business of the company.

                             PRO FORMA BALANCE SHEET
                                    AS OF DECEMBER 31, 1999

                       Bad Toys   Adjustments  Mycom.com  Adjustments Pro Forma
                      ----------  ----------- ----------  ----------- ---------
Assets                $  297,262  $ (297,262) $  975,419       0      $ 975,419
Liabilities              541,632    (541,632)    651,925       0        651,925
Common Stock and
Surplus                  694,970     300,000          80       0        995,050
Retained Earnings
(Deficit)               (292,673)          0     323,282       0        100,609
Net Income (Loss)       (646,667)    (55,630)    (69,868)      0       (772,165)
Total Liabilities and
Capital               $  297,262              $  975,419       0      $ 974,419



                        PRO FORMA STATEMENT OF OPERATIONS

                       Bad Toys  Adjustments  Mycom.com  Adjustments Pro Forma
                     ----------  ----------- ----------  ----------- -----------

Income               $   85,231               $5,317,805             $5,403,036
Cost of Sales           219,913                  915,317              1,135,230
General, Selling &
Administrative          511,985
Expenses                                       4,402,488              5,017,436
Net Income (Loss)
Before Taxes           (646,667)                (102,963)              (749,630)
Provision for Income
Taxes                         -                   33,095                 33,095
Net Income             (646,667)                 (69,868)              (716,535)
Earnings per Share      $(0.014)                 $(0.001)               $(0.015)


FINANCIAL STATEMENTS

There appears in Annex I the following financial statements of Bad Toys, Inc.:

Independent accountant's report ........................................    I-1

Balance Sheets for the Years Ended
        December 31, 1999 and December 31, 1998 ........................    I-2

Statements of Income for the Years Ended
        December 31, 1999 and December 31, 1998 ........................    I-4

Statements of Cash Flows for the Years Ended
        December 31, 1999 and December 31, 1998 ........................    I-5

Statements of Changes in Stockholders' Equity
        for the Years Ending in December 31, 1999 and
        December 31, 1998 ..............................................

Notes to Financial Statements ..........................................    I-7

Balance Sheets (unaudited) March 31, 2000
        and March 31, 1999 .............................................   I-12

Statement of Operations (unaudited) March 31,
        2000 and March 31, 1999 ........................................   I-13

Statements of Cash Flows (unaudited) March 31,
        2000 and March 31, 1999 ........................................   I-14

Notes to Financial Statements ..........................................   I-16

        There also appears in Annex I the following financial statements of Mycom.com, Inc.:

Report of Independent Certified Public
        Accountant .....................................................   I-21

Balance Sheet at December 31, 1999 .....................................   I-22

Statement of Operations and Retained Earnings
        for the Years Ended December 31,
        1999 and 1998 ..................................................   I-23

Statement of Cash Flows for the Years Ended
        December 31, 1999 and 1998 .....................................   I-24

Notes to Financial Statements ..........................................   I-26

Report of Independent Certified Public
        Accountants ....................................................   I-30

Balance Sheet (unaudited) March 31, 2000 ...............................   I-31

Statement of Operations and Retained
        Earnings (unaudited) Three Months
        Ended March 31, 2000 ...........................................   I-32

Statement of Cash Flows (unaudited) Three Months
        Ended March 31, 2000 ...........................................   I-33

Notes to Financial Statements ..........................................   I-34


VOTE REQUIRED FOR APPROVAL

        The affirmative vote of at least a majority of shares of Common Stock represented in person or by proxy and entitled to vote at the Special meeting is needed for the approval of the Agreement of Merger Proposal.

BAD TOYS BOARD RECOMMENDATION

        THE BAD TOYS BOARD, BY UNANIMOUS ACTION OF THE DIRECTORS, RECOMMENDS A VOTE FOR THE Agreement of Merger PROPOSAL.

                                   PROPOSAL 2
                             STOCK ISSUANCE PROPOSAL

        The Bad Toys Board has adopted, by unanimous action of the directors, a resolution approving and recommending to the Company's stockholders the approval of a proposal to authorize the issuance of 40 million shares of Common Stock pursuant to the Agreement of Merger.

VOTE REQUIRED FOR APPROVAL

        The affirmative vote of at least a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting is needed for approval of the Stock Issuance Proposal.

BAD TOYS BOARD RECOMMENDATION

        THE BAD TOYS BOARD, BY UNANIMOUS ACTION OF THE DIRECTORS, RECOMMENDS A VOTE FOR THE STOCK ISSUANCE PROPOSAL.

                                   PROPOSAL 3
                        AUTHORIZED COMMON STOCK PROPOSAL

        The Bad Toys Board, by action of the directors, has unanimously approved, and recommends to the Company's stockholders, the adoption of an amendment to the Company's Articles of Incorporation, increasing the number of shares of Common Stock the Company is authorized to issue from 10 million shares to 90 million shares. A copy of the proposed amendment to the Company's Articles of Incorporation is attached hereto as Annex II and is incorporated herein by this reference.

        The Company does not presently have sufficient shares of Common Stock available to engage in the various transactions described in this Proxy Statement. As of the Record Date, approximately 7,827,006 shares of Common Stock were issued and outstanding. Assuming the Transaction Proposals are approved and the transaction contemplated by the Agreement of Merger is consummated, the Company will issue 40 million shares of Common Stock in connection with the Agreement of Merger.

        The Board of Directors of the Company recommends the increase in the number of shares of authorized Common Stock to enable the Company to have (i) sufficient shares available for issuance in connection with the shares to be issued pursuant to the terms of the Agreement of Merger; (ii) sufficient shares available to underlie options that might be granted to employees of the Company and consultants to the Company; and (iii) additional shares available for issuance in connection with future acquisitions, financings involving the sale of Common Stock or securities convertible into Common Stock, employee benefit plans and other purposes. If the Authorized Common Stock Proposal is approved, the Board of Directors of the Company will have greater flexibility to issue additional shares of Common Stock without the expense and delay of a stockholders' meeting, unless stockholder approval is otherwise required. As of the Record Date, approximately 2,172,994 unreserved shares of Common Stock were available for issuance. If the stockholders of the Company approve the Authorized Common Stock Proposal, approximately 52,172,994 authorized and unreserved shares of Common Stock will be available for future issuance following completion of the transactions contemplated by the Agreement of Merger and the Private Placement.

        The Bad Toys Board has the authority to authorize the issuance of additional but unissued shares of Common Stock without stockholder approval, unless such approval is otherwise required by applicable law. The issuance of additional shares of Common Stock could, under certain circumstances, render more difficult or discourage an attempt by a third party to obtain control of the Company making it potentially less likely that stockholders of the Company will obtain the change of control premium sometimes realized in connection with change of control transactions. For example, the issuance of shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares of the Company, thereby diluting the interest of a party seeking to acquire control of the Company and increase the cost of such transaction.

        Issuances of additional shares of Common Stock of the Company, depending on the timing and circumstances, could dilute earnings per share and decrease the book value per share of the shares already outstanding and each stockholder's percentage ownership of the Company may be proportionately reduced.

VOTE REQUIRED FOR APPROVAL

        The affirmative vote of a majority of the issued and outstanding shares of Common Stock is needed for approval of the Authorized Common Stock Proposal.

BAD TOYS BOARD RECOMMENDATION

        THE BAD TOYS BOARD, BY UNANIMOUS ACTION OF THE DIRECTORS, RECOMMENDS A VOTE FOR THE AUTHORIZED COMMON STOCK PROPOSAL.

                                   PROPOSAL 4
                       AUTHORIZED PREFERRED STOCK PROPOSAL

        The Bad Toys Board, by action of the directors, has unanimously approved, and recommends to the Company's stockholders, the approval of an amendment to the Company's Articles of Incorporation that would authorize for issuance 10 million shares of Preferred Stock. A copy of the proposed amendment to the Company's Articles of Incorporation is attached hereto as Annex II and is incorporated herein by this reference.

        The Bad Toys Board recommends the authorization of 10 million shares of Preferred Stock to enable the Company to have shares of Preferred Stock available for issuance in connection with future acquisitions, financings or other purposes. If the Authorized Preferred Stock Proposal is approved, the Board of Directors of the Company will have greater flexibility to issue shares of Preferred Stock without the expense and delay of a stockholder meeting, unless stockholder approval is otherwise required.

        Issuances of shares of Preferred Stock of the Company, depending upon the timing and circumstances, could dilute earnings per share and decrease book value per share of the shares already outstanding and each stockholder's percentage ownership of the Company may be proportionately reduced.

VOTE REQUIRED FOR APPROVAL

        The affirmative vote of a majority of the issued and outstanding shares of Common Stock is needed for approval of the Authorized Preferred Stock Proposal.

BAD TOYS BOARD RECOMMENDATION

        THE BAD TOYS BOARD, BY UNANIMOUS ACTION OF THE DIRECTORS, RECOMMENDS A VOTE FOR THE AUTHORIZED PREFERRED STOCK PROPOSAL.

                                   PROPOSAL 5
                              NAME CHANGE PROPOSAL

        The Bad Toys Board, by action of the directors, has unanimously approved, and recommends to the Company's stockholders, the adoption of an amendment to the Company's Articles of Incorporation, changing the name of the Company from "Bad Toys, Inc." to "Mycom.com, Inc." A copy of the proposed amendment to the Company's Articles of Incorporation is attached hereto as Annex II and is incorporated herein by this reference.

        The Agreement of Merger requires that this change of name be approved. Accordingly, this amendment to the Company's Articles of Incorporation must be approved for the merger to be effected.

VOTE REQUIRED FOR APPROVAL

        The affirmative vote of a majority of the issued and outstanding shares of Common Stock is needed for approval of the Name Change Proposal.

BAD TOYS BOARD RECOMMENDATION

        THE BAD TOYS BOARD, BY UNANIMOUS ACTION OF THE DIRECTORS, RECOMMENDS A VOTE FOR THE NAME CHANGE PROPOSAL.

                                   PROPOSAL 6
                             SALE OF ASSETS PROPOSAL

        See the "Special Factors" section on pages 4 through 6 of this Proxy Statement.

        The Bad Toys Board, by action of the directors, has unanimously approved, and recommends to the Company's stockholders, the approval of the sale by the Company to the Lunans of the Company's custom motorcycle manufacturing business, all the Company's assets that are associated with such business, the book value of which is approximately $365,524, and $300,000 in cash, such sale to be in exchange for the Lunans' cancellation of $506,072 in debt owed to them by Bad Toys as of March 31, 2000 and their assumption of the obligation to pay any remaining unpaid debts of the Company, of which it is estimated there are $190,326 in such unpaid debts as of March 31, 2000.

        This transaction shall be effected as follows, should the Bad Toys shareholders approve the Agreement of Merger Proposal:

        o      Bad Toys shall incorporate a new corporation ("Bad Toys Sub").

        o      Susan Lunan shall resign as a director of Bad Toys.

        o Bad Toys shall then transfer to Bad Toys Sub all its assets comprising the custom motorcycle manufacturing business, which assets have a book value of approximately $365,524, plus $300,000 in exchange for all the capital stock of Bad Toys Sub. Bad Toys Sub and the Lunans shall assume the obligation to pay, and shall pay, any unpaid debts of Bad Toys other than the liabilities of Bad Toys to the Lunans.

        o Larry Lunan, the sole remaining director of Bad Toys, shall elect a designee of the Mycom.com shareholders to fill the vacancy on the Bad Toys Board created by the resignation of Susan Lunan. Larry Lunan shall then resign as an officer and a director of Bad Toys.

        o The Bad Toys Board shall then elect the Lunans to be the directors of Bad Toys Sub.

        o The Bad Toys Board shall then authorize the sale to the Lunans of all the capital stock of Bad Toys Sub, which, after paying approximately $190,326 in debt owed to persons other than the Lunans from the $300,000 transferred to Bad Toys Sub, would have a book value of approximately $475,198, in exchange for the Lunans' cancellation of all debt owed to them by Bad Toys, which debt is approximately $506,072, and the surrender to Bad Toys for cancellation stock options to purchase 1,000,000 shares of common stock of Bad Toys at an average exercise price of $0.50.

VOTE REQUIRED FOR APPROVAL

        The affirmative vote of a majority of the issued and outstanding shares of Common Stock is needed for approval of the Sale of Assets Proposal.

BAD TOYS BOARD RECOMMENDATION

        THE BAD TOYS BOARD, BY UNANIMOUS ACTION OF THE DIRECTORS, RECOMMENDS A VOTE FOR THE SALE OF ASSETS PROPOSAL.

                                   PROPOSAL 7
                            BYLAW AMENDMENT PROPOSAL

        The Bad Toys Board, by action of the directors, has unanimously approved, and recommends to the Company's stockholders, the adoption of an amendment (the "Bylaw Amendment") to the Company's Bylaws to provide that the Bad Toys Board be comprised of between four and nine members as such size may be determined, from time to time, by the Company's stockholders or the Bad Toys Board. A copy of a proposed amendment to the Bylaws is attached hereto as Annex III and is incorporated herein by this reference.

        The Bylaws Amendment provides that, in addition to action by stockholders, upon the vote of a majority of the members of the Bad Toys Board, the size of the Bad Toys Board may be increased or decreased within the range described above. However, the Bylaw Amendment does not permit the Bad Toys Board to reduce the size of the Bad Toys Board in a manner that would cause incumbent directors duly elected by the Company's stockholders, to be displaced prior to the expiration of the term for which they have been elected. The Bylaw Amendment permits a majority of directors serving on the Bad Toys Board to fill any vacancies created as a result of an increase in the size of the Bad Toys Board. Additionally, the Bylaw Amendment would alter the Company's current Bylaws by requiring that any future amendment changing the Bylaw Amendment be submitted to a stockholder vote. Assuming that each of the Transaction Proposals is approved, the current four stockholders of Mycom.com intend to take appropriate action to increase the size of the Bad Toys Board to five members and appoint the present five directors of Mycom.com to fill the board positions. For information regarding such persons see, "New Director Designees" below under "Board of Directors Matters."

        The Bad Toys Board unanimously recommends the approval of the Bylaw Amendment Proposal.

VOTE REQUIRED FOR APPROVAL

        The affirmative vote of a majority of the issued and outstanding shares of Common Stock is needed for approval of the Bylaw Amendment Proposal.

BAD TOYS BOARD RECOMMENDATION

        THE BAD TOYS BOARD, BY UNANIMOUS ACTION OF THE DIRECTORS, RECOMMENDS A VOTE FOR THE BYLAW AMENDMENT PROPOSAL.

                           BOARD OF DIRECTORS MATTERS

CURRENT BAD TOYS DIRECTORS AND OFFICERS

        Bad Toys' directors and officers occupying executive officer positions, and their ages as of March 31, 2000, are set forth in the following table:
                                                                      Director's
                                                         Director        Term
    Person              Positions and Offices             Since        Expires
------------------      ---------------------            --------     ----------

Larry N. Lunan, 59      President, CEO and                 1998          2000
                        Chairman of the Board
                        of Directors

Roger A. Warren, 35     Vice President, CFO,               1995          2000
                        and Director

Susan H. Lunan, 48      Secretary and Director             1999          2000

        LARRY N. LUNAN. Mr. Lunan founded Bad Toys, Inc. in April 1995 but has devoted his full-time efforts to Bad Toys since mid- 1994. Mr. Lunan has been an active motorcycle hobbyist since the mid-1950s. Mr. Lunan received a certified public accountant certificate in 1968 and was an accountant with Haskins & Sells from 1967 to 1971. From 1971 to 1975 Mr. Lunan was a controller and vice president of finance for Itel Leasing Corporation. From 1975 until 1982 he was vice president of finance for Arcata Book Group, a subsidiary of Arcata Corporation. From 1982 until July 1994 he was employed as president of Fors Capital Corporation, a wholly-owned business consulting firm. In this capacity he was active in development-stage companies and capital formation. The most successful of these enterprises was Callaway Golf, which is currently traded on the New York Stock Exchange. From July 1989 until February 1995 Mr. Lunan also served as president, CEO and chairman of the board of a Nevada corporation mining company, Seahawk, Inc. Seahawk filed a voluntary chapter 11 petition in January 1995. Within a month the case was converted to a
chapter  7  case,  and  a  trustee  was  appointed.   Seahawk  was  subsequently
liquidated.

        ROGER A. WARREN. Mr. Warren is a C.P.A. for Stafford & Warren, a C.P.A. firm specializing in small, start-up, and development-stage companies. Client industries served include manufacturing enterprises, real estate, professional service corporations, mining operations, and environmental clean-up. Mr. Warren was an accountant with Arthur Young & Co. from 1986 to 1990 and received a certified public accounting certificate in 1990. He then practiced accountancy as a sole proprietor from 1990 until 1998, when he combined his practice with Stafford & Associates to form Stafford and Warren.

        SUSAN H. LUNAN. Ms. Lunan co-founded Bad Toys, Inc. in April 1995. She has provided part-time services on a consulting basis since that date. Prior to that, Ms. Lunan was an officer and director of Fors Capital Corporation, specializing in small start-up companies. Fors Capital operated from 1984 through 1991, and was founded by Larry and Susan Lunan. Prior to Fors Capital, she was employed as a legal secretary, medical secretary, and held various executive secretarial positions. Ms. Lunan attended the University of Tennessee, Knoxville.

NEW DIRECTOR DESIGNEES

        Assuming   that  the   Transaction   Proposals   are   approved  by  the
stockholders, simultaneously with the consummation of the transactions contemplated by, and pursuant to, the Agreement of Merger, the five directors of Mycom.com will become the directors of Bad Toys. There are no agreements, understandings or arrangements regarding any right by any other investor or person to designate members of the Bad Toys Board. All directors will stand for re-election at the Company's Annual Meeting in 2001.

        The following is certain biographical information relating to each designee for appointment to the Bad Toys Board as well as to each executive officer who will serve the post-merger company:

                                                        Office Held       Term
     Person              Positions and Offices            Since          Expires
---------------------    ---------------------          -----------      -------

George W. Young, 51      CEO and Chairman of the            1991           2001
                         Board of Directors

Joan Carroll, 54         President, COO and Director        1991           2001

Patricia A. Massey, 45   Executive Vice President,          1991           2001

                         Secretary and Director

G. Allan Massey, 45      Senior Vice President and          1991           2001
                         Director

Sharon Pinder, 46        Senior Vice President and          1996           2001
                         Director

Michael J. Sisk, 42      Vice President,                    2000           N/A
                         Technology Solutions

Donna Banks, 42          Vice President,                    1995           N/A
                         e-advertising

George W. Young, Chief Executive Officer

        George Young brings a solid technical management background to his position as Chief Executive Officer of Mycom.com. His experience encompasses 18 years of technology-based assignments with Procter & Gamble that range from simulation modeling to systems design and implementation to group and section manager responsibilities.

        As a group manager in Project Systems and a section manager in both the Engineering and Personal Care Divisions of P&G, George developed impressive skills in systems analysis, project management and managerial organization accountability. He managed several multimillion-dollar systems projects within targeted budgets and schedules. At Mycom.com, George has consulted with various project teams for Fortune 100 companies, working to document information systems master plans and architectures, re- engineering changes and competency processes. He provides overall direction for all of Mycom.com's internal applications development activities.

        George is one of the Mycom.com founding partners and oversees the Technology Solutions Unit within the e-Business Division. George is a graduate of North Carolina A&T University with a Bachelor of Science degree, Magna Cum Laude in Engineering Mathematics.

Joan Carroll, President - Chief Operating Officer

        Joan Carroll is responsible for the day-to-day operations of all organizations within Mycom.com. Over the past ten years, she has acquired exceptional expertise in fiscal management, cost control and strategic planning. She has excellent marketing skills and is particularly strong in delivering new product ideas. Her entrepreneurial enthusiasm has been a major force behind the success of Mycom.com. Under her leadership Mycom.com has experienced significant growth over the past five years.

        A highly versatile marketing professional, Joan is also responsible for business development of the corporation's e- Advertising Division. Her combined advertising and technical background enables Joan to interface equally well with technical and consumer marketing clients, bringing added value to each new project Mycom.com undertakes.

        An advertising professional with more than twenty-five years' experience, Joan has successfully created and implemented marketing programs in a number of highly competitive industries. She has served in a senior management capacity with some of the nation's largest and most prestigious advertising agencies and is widely recognized for her award-winning campaigns. Her client list of Fortune 100 companies includes Procter & Gamble, Avon, General Foods, Kodak, Corning, General Motors, Gulf Oil, AT&T, Kimberly-Clark, DeBeers, and Bahamas Tourism.

        Joan's marketing milestones include winning nine CEBA Awards, two ANDY Awards of Merit, a CLIO Award of Merit, eleven Gold and Silver Awards in the ADDY Competitions and two national Silver Microphone Awards. A public relations campaign she developed for the State of Ohio Department of Health won a national PRISM Award and the coveted Silver Anvil Award.

        Joan is a founding partner of Mycom.com. She attended New York University with English as a major course of study.

Patricia A. Massey, Executive Vice President - Chief Financial
Officer

        As the corporation's Treasurer for the past nine years, Patti has been responsible for Mycom.com's financial stability. She has instituted fiscal policies, strong internal accounting controls and high standards of accountability. Patti's superb financial management skills were developed over the years working for several large advertising agencies, where she was in charge of account services and managed budgets for a number of Fortune 500 clients. Her role as Chief Financial Officer includes overseeing a system of internal controls for all Mycom.com business units. Working closely with the corporation's accounting firm, Patti ensures the accuracy of all financial data. In additional, Patti monitors the profitability of each business unit on a monthly basis.

        One of the founding partners of Mycom.com, Patti has attended numerous continuing education programs and majored in Marketing at the University of Cincinnati.

Sharon Pinder, Senior Vice President - Mid-Atlantic Region

        Sharon  Pinder  is   responsible   for  business   development   in  the
Mid-Atlantic region. She has extensive experience in e-commerce and Internet marketing.

        Before joining Mycom.com, Sharon spent five years as Market Development Manager-Internet Programs for General Electric Information Services. Responsible for the development and execution of GE's global Internet strategy, she commercialized GE's Secure Electronic Commerce Internet offering and she led efforts to implement solutions internationally. Sharon was also instrumental in delivering GE's World Wide Web and leading the corporate-wide effort to join CommerceNet.

        As Senior Vice President in the Technology Solutions Unit of the e-Business Division within Mycom.com, Sharon provides superb leadership by identifying, evaluating and applying emerging technologies to solve business challenges. She spearheaded the creation of a new suite of products that provide economic development professionals with a one-stop shop for information used to "sell" the State of Maryland to prospective businesses looking to relocate.

        Sharon holds a Master of Business Administration from the University of Maryland.

Donna Banks, Vice President - e-Advertising Division

        Donna Banks is an experienced advertising professional with specialized skills in the areas of account service management, research, segmented marketing, public relations and community development. She has worked extensively with public and private sector clients. Her broad skills include the planning and implementation of communications projects in specially targeted areas, including government, education and ethnic markets.

        Donna's strength in community mobilization and public affairs has been developed through an unusual working relationship with key members of state and federal bodies, legislative members and community leaders. She has a solid networking base in several key markets, having worked for government agencies and public service organizations.

        She has successfully designed and implemented a variety of marketing communications programs for clients such as the Ohio

Department of Development, Ohio Department of Health, Miami University, Procter & Gamble and AT&T.

        Donna was a Marketing major at the University of Cincinnati. She is responsible for day-to-day operations as well as growth and development of Mycom.com's e-Advertising Division.

Allan Massey, Senior Vice President - Network Security &  Support

        Allan Massey has served in a variety of technical positions working with PCs, midrange and mainframe computing systems. Al has more than 18 years experience in systems integration technology. Prior to becoming a partner in Mycom.com, he spent five years cultivating superb technical skills in automated data collection and systems integration. He was with Cincinnati Time for nearly eight years and has since provided automated data collection solutions for several Fortune 1000 corporations, including Trane and Schlumberger.

        As  Senior  Vice  President,   Al  is  responsible  for  the  day-to-day
operations of the corporation's technical infrastructure, which includes overseeing a comprehensive networked computing system, telephony, electronic mail and Internet solutions. In this capacity, he provides strategic and technology leadership for the corporation's global communications, as well as maintaining time and attendance, asset management and billing systems.

        Allan holds a degree in Electronic Engineering from Cincinnati State University.

Michael Sisk, Vice President, Technology Solutions Unit

        Recently hired Mike Sisk contributes 22 years of sales, management, and technical experience to his position as Vice President, Technology Solutions Unit of the e-Business Division. The majority of his career has been focused on management consulting issues affecting information technology in the financial services and manufacturing industries. Management consulting roles have ranged from corporate strategic planning to the management of application development projects.

        Mike's technical consulting organization focuses on Client/Server and Internet technologies. His energetic leadership style and hands-on management abilities are unique talents in the industry enabling the corporation to attract and retain highly competent technology architects and developers. Mike also manages the core Mycom.com sales team that is focused on consultative selling.

        Michael is a graduate of Wright State University with a Cum Laude, Bachelor of Science degree in Marketing.

EXECUTIVE COMPENSATION

        Set forth below is the aggregate compensation during fiscal year 1999 of the executive officers of Mycom.com:

               Name                                Annual Salary
               ----                                -------------

               George W. Young                     $137,780

               Joan Carroll                        $132,077

               Patricia A. Massey                  $119,962

               G. Allan Massey                     $102,750

INDEPENDENT AUDITORS

        Todd Nims served as Bad Toys' independent certified public accountants for the fiscal years ending December 31, 1999 and 1998. Barnes, Dennig & Co., Ltd. served as Mycom.com's independent certified public accountants for the fiscal year ended December 31, 1999 and will serve as both Bad Toys and Mycom.com's independent certified public accountants for the current fiscal year. Representatives of neither Todd Nims nor Barnes, Dennig & Co. are expected to be present at the Special Meeting but will be extended the opportunity to attend and make a statement and respond to appropriate questions if they desire to do so.

ANNUAL REPORT

        Copies of the Company's annual Form 10-KSB recently filed with the Securities and Exchange Commission may be obtained, without charge to stockholders, by writing to Bad Toys, Inc., 2344 Woodridge Avenue, Kingsport, TN 37664, Attn: Susan Lunan, Secretary.

DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS

        S.E.C. Regulation 240.14a-8 provides the requirements for stockholders to follow if they wish to submit certain proposals for consideration at a company's next annual meeting or a special meeting of stockholders. The deadline for stockholders to submit Reg. 240.14a-8 stockholder proposals for inclusion in this Company's proxy statement and form of proxy for our next annual meeting is a "reasonable time" before we begin to print and mail our proxy materials. The date of our next annual meeting has not been set, but it should not be before September 30, 2000. We would consider "untimely" the submittal of a proposal after June 30, 2000.

OTHER MATTERS

        The Bad Toys Board does not know of any other matters to be presented at the Special Meeting for action by stockholders. If any other matters requiring a vote of the stockholders arise at the Special Meeting or any adjournments thereof, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting as proxies.

        A list of  stockholders  entitled  to be present and vote at the Special
Meeting will be available during the Special Meeting for inspection by stockholders who are present.

        IF  YOU  CANNOT BE  PRESENT  IN PERSON, YOU ARE REQUESTED TO MARK, DATE,
SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.   AN ENVELOPE HAS BEEN PROVIDED FOR
YOUR CONVENIENCE.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                            By order of the Board of Directors,



                                            Susan Lunan, Secretary

May __, 2000
Kingsport, Tennessee

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors
Bad Toys, Inc.
Kingsport, Tennessee

We have audited the accompanying balance sheet of Bad Toys, Inc., (a development stage company) as of December 31, 1999, and the related statement of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Bad Toys, Inc. as of December 31, 1998 were audited by other auditors whose report dated February 7, 1999, on those statements included an explanatory paragraph describing conditions that raised substantial doubt about the Company's ability to continue as a going concern.

Our audit was conducted in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain a reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1999 financial statements referred to above present fairly in all material respects, the financial position of Bad Toys, Inc. as of December 31, 1999, and the results of operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                         /s/ Blackburn, Childers & Steagall, PLC
                                         ---------------------------------------


                                         BLACKBURN, CHILDERS & STEAGALL, PLC

March 20, 2000
Johnson City, Tennessee

                                 BAD TOYS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                           December 31, 1999 and 1998



                                     ASSETS
                                     ------


                                                       1999           1998
                                                       ----           ----

CURRENT ASSETS:
--------------
    Cash and Cash Equivalents                        $    185       $  1,757
    Accounts Receivable                                     -          1,097
    Inventory                                         202,428        180,160
    Prepaid Expenses                                   16,982         23,543
                                                     --------       --------

        Total Current Assets                          219,595        206,557
                                                     --------       --------


PROPERTY AND EQUIPMENT:
----------------------
    Property and Equipment, Net of
      Accumulated Depreciation                         66,729         70,954
                                                     --------       --------
        Total Property and Equipment                   66,729         70,954
                                                     --------       --------

OTHER ASSETS:
------------
    Organization Costs, Net of
      Accumulated Amortization                         10,658         27,146
    Syndication Costs                                       -         14,400
    Utility Deposits                                      280            280
                                                     --------       --------

        Total Other Assets                             10,938         41,826
                                                     --------       --------


TOTAL ASSETS                                         $297,262        319,337
                                                     ========       ========

                                 BAD TOYS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                           December 31, 1999 and 1998


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------


                                                      1999           1998
                                                      ----           ----

LIABILITIES & SHAREHOLDERS' EQUITY:
----------------------------------
    Cash Overdraft                                   $ 14,102              -
    Accounts Payable and Accrued Liabilities           62,559         57,499
    Notes Payable                                      26,245          8,459
    Notes Payable -Shareholders                       438,726              -
                                                     --------        -------

        Total Current Liabilities                     541,632         65,958
                                                     --------        -------


NONCURRENT LIABILITIES:
----------------------
    Notes Payable -Long Term                                -         26,994
    Notes Payable -Shareholders                             -        216,176
                                                      --------      --------

        Total Long Term Liabilities                         0        243,170
                                                       -------      --------

        Total Liabilities                              541,632       309,128
                                                       -------      --------


STOCKHOLDERS' EQUITY:
--------------------
    Common Stock, $.01 par value; 10,000,000
    authorized; 7,827,006 and 5,355,000 shares
    issued and outstanding at December 31, 1999
    and December 31, 1998 respectively                 78,270         53,550
    Additional Paid In Capital                        616,700        249,332
    Deficit Accumulated During the Development
      Stage                                          (939,340)      (292,673)
                                                     --------       --------

        Total Shareholders' Equity                   (244,370)        10,209
                                                     --------       --------


TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY          $ 297,262        319,337
                                                    =========       ========

                                 BAD TOYS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                              STATEMENTS OF INCOME
                 For the Years Ended December 31, 1999 and 1998



                                                        1999         1998
                                                    ----------    ----------

REVENUES:
--------
    Sales                                           $   85,231        77,451
    Cost of Sales                                      219,913        80,885
                                                    ----------     ---------

        Gross Profit (Loss)                           (134,682)       (3,434)


COSTS AND EXPENSES:
------------------
    General and Administrative Expenses                471,283       158,371
                                                      --------      --------

    Income (Loss) from operations before interest
      expense                                         (605,965)     (161,805)

    Interest Expense                                    40,702        20,259
                                                      --------      --------

        Net (Loss)                                    (646,667)     (182,064)



RETAINED EARNINGS - BEGINNING                         (292,673)     (110,609)
                                                      --------      --------


RETAINED EARNINGS - ENDING                           $(939,340)     (292,673)
                                                     =========      ========

NET EARNINGS/(LOSS) PER COMMON SHARE                      (.08)         (.03)

                                 BAD TOYS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 1999 and 1998


                                                           1999         1998
                                                         ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
------------------------------------
    Net Income (Loss)                                    $(646,667)    (182,064)
                                                         ---------    ---------
    Adjustments to Reconcile Net Income to Net Cash
     Provided by Operating Activities:
        Depreciation and Amortization                       50,834       23,032
        Changes in Assets and Liabilities:
            (Increase) Decrease in Accounts Receivable       1,097       (1,097)
            (Increase) Decrease in Prepaid Expenses          6,561        6,307
            (Increase) Decrease in Inventories             (22,268)    (100,210)
            Increase (Decrease) in Accounts Payable and
              Accrued Liabilities                          178,959       47,854
            (Increase) Decrease in Other Assets                  -       (1,100)
                                                          --------     --------
            Total Adjustments                              215,183      (25,214)
                                                          --------     --------

NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES      (431,484)    (207,278)
                                                          --------     --------

CASH FLOWS FROM INVESTING ACTIVITIES:
------------------------------------
    Cash Payments for the Purchase of Property             (15,721)     (50,539)
                                                          --------     --------

NET CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES       (15,721)     (50,539)
                                                          --------     --------

CASH FLOWS FROM FINANCING ACTIVITIES:
------------------------------------
    Cash Flow from Financing Activities:
        Payment on Equipment Loans                          (9,208)           -
        Proceeds from Issuance of Long-Term Debt                 -      (59,886)
        Proceeds from Equipment Loans                            -       17,126
        Proceeds from Additional Paid in Capital            29,850       84,492
        Proceeds from Shareholder Debt                     410,739      216,176
        Proceeds from Issuance of Common Stock                 150        1,190
        Proceeds from Cash Overdraft                        14,102            -
                                                          --------     --------

    NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES   445,633      259,098
                                                          --------     --------

                                       I-5

                                 BAD TOYS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 1999 and 1998


                                                            1999        1998
                                                         --------    --------

NET CASH INCREASE (DECREASE)                              (1,572)       1,281
   (Brought Forward)

CASH, BEGINNING                                            1,757          476
                                                       ---------     --------

CASH, ENDING                                           $     185        1,757
                                                       =========     ========




SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
-------------------------------------------------

    Cash Paid for Interest                             $  31,240         873
                                                       =========    ========

    Non Cash Items:
        Common Stock and Additional Paid in Capital
           Issued for Payment of Accounts Payable
           Totaled $362,088

                                 BAD TOYS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 1.  SIGNIFICANT ACCOUNTING POLICIES:
----------------------------------------

This summary of significant accounting policies of Bad Toys, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

    Nature of Operations
    --------------------

    The Company was organized and incorporated on April 21, 1995 and began business on April 1, 1998. On June 25, 1999 the Company became a publicly traded stock company. The company operates a custom motorcycle manufacturing and service facility in Kingsport, Tennessee The Company offers retail parts and product sales as well as motorcycle service to its customers seven days a week.

    Cash Equivalents
    ----------------

    For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

    Inventories
    -----------

    Inventories are stated at the lower of standard cost (which approximates average cost) or market.

    Property and Equipment
    ----------------------

    Property and equipment are carried at cost. For financial statement and federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation of property and equipment is provided using rates based on the following useful lives:


                                             Years
                                             -----
         Leasehold Improvements              5 years
         Machinery and Equipment             3 to 10 years
         Furniture and Fixtures              3 to 10 years

     Depreciation expense for the year ended December 31, 1999 is $19,945.

     Organization Costs
     ------------------

     Costs of organizing the Company are recorded as organization costs and amortized over five years on a straight-line basis.

                                 BAD TOYS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1999 and 1998



NOTE 1.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):
----------------------------------------------------

     Concentrations of Credit Risk
     -----------------------------

     The Company is engaged in the manufacture and servicing of highly customized motorcycles. The sales revenues are primarily derived from an area encompassing a two hundred mile radius of Kingsport, Tennessee. The Company performs credit evaluations of customers in the rare cases where credit is granted and generally requires no collateral from its customers.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


NOTE 2.  INVENTORY:
------------------

                                                         1999          1998
                                                      ----------    -----------

     Work in Process                                  $   13,731        82,862
     Finished Goods                                      188,697        97,298
                                                      ----------      --------
                                                      $  202,428       180,160
                                                      ==========      ========

     Inventories are stated at the lower of standard cost (which approximates average cost) or market.


NOTE 3.  PROPERTY AND EQUIPMENT:
-------------------------------

     Property and equipment are summarized by major classifications as follows:

                                                           1999         1998
                                                      ------------   ----------

     Equipment                                        $    24,856      10,042
     Furniture and Fixtures                                 2,620       2,082
     Leasehold Improvements                                45,414       45,045
     Vehicles                                              20,328       20,328
                                                      -----------    ---------

                                                           93,218       77,497

     Less:  Accumulated Depreciation                     ( 26,489)      (6,543)
                                                      -----------    ---------
                                                      $    66,729       70,954
                                                      ===========    =========

                                 BAD TOYS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1999 and 1998

NOTE 4.  LONG-TERM DEBT:

Long-term debt consists of the following:

                                                             1999         1998
                                                            -------     --------
  Bank note payable $629.04 per month plus interest
    accrued at 9.75% secured by vehicle.  To be paid
    in full in 2000.                                        $   310       5,425

  Bank note payable $285.60 per month plus interest
    accrued at 9.5% secured by vehicle.  To be paid in
    full in 2000.                                             2,935       5,503

  Unsecured Notes Payable to individuals, corporations,
    and limited liability companies, with interest at
    10-10.5%, due at renewal cycle, or at payoff dates
    ranging from 6-18 months, convertible to common stock
    under varying terms ranging from $1.25 to 1/2 of the
    weighted average issuance price of all shares issued.
    All were past due at December 31, 1999.                  23,000      24,525

  Unsecured Notes Payable to stockholders due September 30,
    2000 or earlier with interest at 9.75% to 10.5%
    convertible to common stock under varying terms ranging
    from $1.25 to 1/2 of the weighted average issuance
    price of all shares issued.                             438,726     216,176
                                                           --------     -------

    Total                                                   464,971     251,629
                                                           --------     -------
    Less:  Current Portion                                 (464,971)     (8,459)
                                                           --------    --------
    Long -Term Debt                                       $       0     243,170
                                                          =========    ========


NOTE 5.  INCOME TAXES:

The Company has loss carryforwards totaling $144,154 through the 1998 tax year that may be offset against future taxable income. The tax return for the 1999 year has not yet been completed, but operating losses for the 1999 year should approximate the losses reflected in the financial statements. If not used, the carryforwards will expire as follows:

                                          Operating Losses
                                          ----------------
            Year 11                           $    849
            Year 12                             15,001
            Year 13                             43,093
            Year 14                             85,211
                                              --------
                                              $144,154
                                              ========

Since the Company does not have any indication that these will be realized, no deferred tax asset has been recorded.

                                 BAD TOYS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 6.  RELATED PARTY TRANSACTIONS:
-----------------------------------

The following transactions occurred between the Company and affiliated entities:

1. Notes payable to related parties as of December 31, 1999 and December 31, 1998, consisted of the following:

                                            December 31, 1999  December 31, 1998
                                            -----------------  -----------------

     Notes payable to Larry and Susan Lunan
       due September 30, 2000 with interest
       at 10.5%                                 $ 346,071           178,082

     Notes payable to Barrick Properties with
       interest at 10-10.5%, with annual
       renewal options.                            92,655            38,094
                                                 --------          --------
                                                $ 438,726           216,176
                                                =========          ========

2. The Company leases its facilities from a minority stockholder as described in Note 8.

3. In addition, a lawsuit has been brought against Bad Toys, Inc. by Barrick Properties for payment of the outstanding notes. The notes could have been converted to stock while they were current, but they are all considered to be delinquent at this time. Barrick's is in possession of one motorcycle until such time as the notes are paid.


NOTE 7.  LEASING ARRANGEMENTS:
-----------------------------

The Company conducts its operations from facilities that are leased under a five-year non-cancelable operating lease expiring in September 2002. There is no option to renew the lease. The lessor of the facility is a stockholder of the Company. Lessor has received shares of stock as prepaid rent for the term of the lease. Monthly rent is $1,450, which includes monthly prepaid rent expensed of $520.

The following is a schedule of future minimum rental payments required under the above operating lease (excluding prepaid rent expensed) as of December 31, 1999:

                             Year Ending
                             December 31           Amount
                             -----------           ------

                                2000             $  10,800
                                2001                10,800
                                2002                 8,100
                                                 ---------
                                                 $  29,700
                                                 =========

Rental expense for the years ended December 31, 1999 and December 31, 1998 were $20,040 each year.

                                 BAD TOYS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 8.  STOCK:
--------------
During 1999, an additional 2,472,006 shares of stock were issued. The initial public offering resulted in a minimal amount of additional capital. The stock increases during the year were primarily in exchange for services and were valued at the current rate at the time of exchange. During the 1999 year, the stock traded from 12.5 cents per share to $1.25 per share.


NOTE 9.  OPERATING AND CASH FLOW DEFICITS:
------------------------------------------

The Company has experienced significant adversity during the development stage of its existence. As a result, the Company has a cumulative operating deficit of $939,340, and current liabilities, including the current portion of long term debt, exceeds cash and current receivables by $322,037 at December 31, 1999. The Company's initial public offering in June 1999 did not generate the anticipated capital inflow. Management is anticipating additional changes to generate a capital inflow in 2000. While the proposed capital injection as well as potential conversions of debt to common stock, do project to improve the Company's working capital position, there can be no assurance that the Company will be successful in accomplishing its objectives.


NOTE 10.  SUBSEQUENT EVENTS:
---------------------------

On March 21, 2000, Bad Toys, Inc. signed a letter of intent to sell control of the company to MYCA Group, Inc. The consummation of the transaction is subject to several conditions including the execution of a definitive agreement and the approval of the transaction by the Bad Toys, Inc. stockholders. Upon consummation of the transaction, the MYCA Group principals will be the majority shareholders.

                                 Bad Toys, Inc.
                          (A Development Stage Company)
                           Balance Sheets (Unaudited)
                         March 31,2000 & March 31, 1999

                                                  3/31/00               3/31/99
                                                 Unaudited              Audited
                                                 ---------             ---------
Assets
------

Cash & Cash Equivalents                         $ 17,320                  4,405

Accounts Receivable                                    0                  2,044

Inventory (Note B)                               266,362                214,374

Prepaid Expenses                                  15,339                 22,091
                                                 -------                -------

          Total Current Assets                   299,021                242,914
                                                 -------                -------

Property, Plant, & Equipment,
 net of accumulated depreciation (Note C)         66,223                 71,049

Organization Costs, net of accumulated
 amortization                                      6,536                 24,398

Syndication Costs                                      0                 14,400

Utility Deposits                                     280                    280
                                                 -------                -------

         Total Assets                            372,060                353,041
                                                --------                -------
Liabilities & Shareholders' Equity
----------------------------------

Accounts Payable & Accrued Liabilities            72,635                 76,322

Current Portion of Long Term Debt                117,691                  8,093
                                                 -------                -------

         Total Current Liabilities               190,326                 84,415
                                                 -------                -------

Notes Payable - Long Term                              0                 24,525

Notes Payable - Shareholders (Note F)            506,072                252,753
                                                 -------                -------

         Total Liabilities                       696,398                361,693
                                                 -------                -------

Common Stock, par value $.01;
10,000,000 shares                                 78,270                 54,095
      Authorized, 7,827,006 & 5,355,000
      Shares issued and outstanding
      respectively

Additional Paid in Capital                       637,100                303,287

Deficit Accumulated During the
 Development Stage                            (1,039,708)             ( 366,034)
                                               ---------               --------

          Total Liabilities &
           Shareholders' Equity              $   372,060                353,041
                                               ---------               --------

                        See notes to financial statement

                                 Bad Toys, Inc.
                         (A Development Stage Company)
                            Statement of Operations
                                  (Unaudited)


                                                         Three Months ended
                                                              March  31

                                                       2000              1999
                                                       -------------------------

Sales                                                  $  11,967          9,706

Cost of Sales                                             37,261         20,032
                                                       ---------      ---------
           Gross Profit                                  (25,294)       (10,326)
                                                       ---------      ---------

General & Administrative
     Expenses                                             60,667         55,613

Income (Loss) from operations
     Before interest expense                             (85,961)      ( 65,939)

Interest Expense                                          14,107          7,422
                                                       ---------      ---------

          Net Earnings (Loss)                         $ (100,068)      ( 73,361)
                                                       ---------      ---------

Net Earning (Loss)
    Per Share                                            $(0.013)        (0.014)
                                                       ---------      ---------

Weighted Average Shares                                7,827,000      5,355,000
                                                       ---------      ---------

                        See notes to financial statements

                                 Bad Toys, Inc.
                          (A Development Stage Company)
                      Statements of Cash Flows (Unaudited)
                               Three Months Ended
                         March 31, 2000 & March 31, 1999



                                                         3/31/00        3/31/99
                                                        ---------      ---------

Cash flow from operating activities:
     Cash received from customers                       $ 11,967          8,759
     Cash paid to suppliers and employees               (108,998)      ( 67,978)
     Other operating disbursements                      ( 68,171)      ( 33,541)
     Depreciation & Amortization                           4,299          7,166
                                                         -------        -------

  Net cash provided (used) by operating activities      (160,903)      ( 85,594)
                                                         -------        -------
Cash flows from investing activities:
     Cash payments for the purchase of property                0              0
                                                         -------        -------
   Net cash provided (used) by investing activities            0              0
                                                         -------        -------
Cash flow from financing activities:
     New borrowings
        Proceeds from equipment and other loans                0              0
Debt reduction:
        Long - Term                                            0       (  2,469)
        Short - Term                                    (  1,210)      (    366)
     Proceeds from additional paid in capital                  0         53,955
     Proceeds from shareholder debt                      179,248         36,577
     Proceeds from issuance of common stock                    0            545
                                                         -------        -------

   Net cash provided (used) by financing activities      178,038         88,242
                                                         -------        -------
Net increase (decrease) in cash & equivalents             17,135

Cash & Equivalents, beginning of period                      185          1,757
                                                         -------        -------
Cash & Equivalents, end of period                         17,320          4,405
                                                         -------        -------

Supplemental disclosures of cash flow information:

Cash paid during the year for:
     Interest Expense                                      8,152          6,172

                        See notes to financial statements

                                 Bad Toys, Inc.
                          (A Development Stage Company)
                            Statements of Cash Flows
                           For the Three Months Ended
                         March 31, 2000 & March 31, 1999
                                  (Unaudited)



                                                         3/31/00        3/31/99
                                                        ---------      ---------
Reconciliation of net income to net cash
   Provided by operating activities

     Net Income/(Loss)                                 $(100,068)      ( 73,361)

     Adjustments to reconcile net income to
     net cash
      Provided by operating activities:
         Depreciation and amortization                     4,299          7,166
         (Increase) decrease in other assets                   0              0
         (Increase) decrease in accounts receivable            0       (    947)
         (Increase) decrease in prepaid expense            1,642          1,452
         (Increase) decrease in inventories             ( 63,933)      ( 34,214)
         (Increase) decrease in fixed assets            (  3,793)       ( 4,513)
         Increase (decrease) in accounts payable        (  9,765)        12,881
         Increase (decrease) in accrued  liabilities       7,978          4,692
         Increase (decrease) in interest payable           2,737          1,250
                                                         -------        -------

         Total adjustments                              ( 60,835)      ( 12,233)
                                                         -------        -------

     Net cash provided (used) by investing activities   (160,903)      ( 85,594)
                                                         -------        -------

                        See notes to financial statements

                                 Bad Toys, Inc.
                          Notes to Financial Statements


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Bad Toys, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Nature of Operations
--------------------

The Company was organized and incorporated on April 21, 1995 and began business on April 1, 1998. The company operates a custom motorcycle manufacturing and service facility in Kingsport, TN. The Company offers retail parts and product sales as well as motorcycle service to its customers seven days a week. Although principally located in Kingsport, TN, the Company's customers are located primarily throughout the United States.

Inventories
-----------

The Company's inventories are stated at the lower of standard cost (which approximates average cost) or market.

Property and Equipment
----------------------

Property and equipment are carried at cost. For financial statement and federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation of property and equipment is provided using rates based on the following useful lives:


                                                            Years
                                                            -----
           Machinery and equipment                           3-10
           Furniture and fixtures                            3-10
           Leasehold Improvements                               5

Depreciation expense for thethree months ended March 31, 2000 is $ 8,421

Organization Costs
------------------

Costs of organizing the Company are recorded as organization costs and amortized over five years on a straight-line basis.

Concentrations of Credit Risk
-----------------------------

The Company is engaged in the manufacture and service of highly customized motorcycles. The sales revenues are primarily derived from an area encompassing a two hundred mile radius of Kingsport, Tennessee. The Company performs credit evaluations of customers in the rare case where credit is granted, and generally requires no collateral from its customers.

                                 Bad Toys, Inc.
                          Notes to Financial Statements

NOTE B - INVENTORIES

Inventories consisted of the following:

                                        Mar. 31, 2000           Mar. 31, 1999
                                        -------------           -------------

     Work in Process                     $   16,511              $   90,488
     Finished goods                         249,850                 123,886
                                            -------                --------
                                         $  266,361              $  214,374

Inventories are stated at the lower of standard cost (which approximates average cost) or market. The Company's current inventory levels are an accumulation of motorcycle parts surrounding the production models. Inventory obsolescence and pilferage is adjusted to cost sales in the period incurred. Work in process consists of partially manufactured motorcycle models. Finished goods consist of completed motorcycle models and saleable motorcycle parts, suitable for a variety of Harley-Davidson-type motorcycles. Parts within finished goods are either directly saleable to the public or used in the manufacturing of the Company's production units.

NOTE C - PROPERTY AND EQUIPMENT

Property and equipment are summarized by major classifications as follows:

                                        Mar. 31, 2000           Mar. 31, 1999
                                        -------------           -------------

     Vehicles                            $    20,328             $   20,328
     Equipment                                28,649                 13,101
     Furniture and Fixtures                    2,620                  2,163
     Leasehold Improvements                   45,414                 45,045
                                             -------                -------
                                              97,012                 80,637
     Less accumulated depreciation           (30,788)               ( 9,588)
                                            --------              --------
                                         $    66,223              $  71,049

                                 Bad Toys, Inc.
                          Notes to Financial Statements

NOTE D - LONG-TERM DEBT

Long-term debt consists of the following:

                                        Mar. 31, 2000           Mar. 31, 1999
                                        -------------           -------------

        Bank note payable $ 629.04
        per month plus
         Interest accrued at 9.75%,
         secured by vehicle.              $        0             $    3,071

        Bank note payable $285.60
        per month plus
         Interest accrued at 9.5%,
         secured by vehicle.                   2,035                  4,774

        Notes payable to individuals,
        corporations,
         And limited liability companies,
         with interest At 10-15%, due at
         renewal cycle, or at payoff Dates
         ranging from 6-18 months, secured
         by Equity securities                 23,000                24,525

        Notes payable to stockholders due
        Mar. 31, 2000 with interest at
        10.5%, unsecured.                    598,727               253,201
                                             -------               -------
                                             623,762               285,571
                                             -------               -------
        Less current portion                (623,762)            (   8,093)
                                             -------              --------
        Long term debt                     $       0             $ 277,478
                                             -------              --------

Maturities of long-term debt are as follows:

                           March 31,2000                        Amount
                           -------------                        ------

                               2000                             623,762

                                 Bad Toys, Inc.
                          Notes to Financial Statements

NOTE E - INCOME TAXES

Operating Loss Carryforwards

The Company has loss carryforwards totaling $144,154 as of the tax year ended December 31, 1999 that may be offset against future taxable income. If not used, the carryforwards will expire as follows:


                                                       Operating
                                                        Losses
                                                       ---------

                                 Year 11               $     849
                                 Year 12                  15,001
                                 Year 13                  43,093
                                 Year 14                  85,211
                                                         -------
                                                       $ 144,154
                                                         -------

NOTE F - RELATED PARTY TRANSACTIONS

The following transactions occurred between the Company and affiliated entities:

1. Notes payable to related parties as March 31, 2000 and March 31, 1999, consisted of the following:

                                            Mar. 31, 2000       Mar. 31, 1999
                                            -------------       -------------

          Notes payable to Larry & Susan
           Lunan due December 31, 2000
           with interest at 10.5             $   506,072         $   159,367

          Notes payable to Barrick
           Properties, LLC, with interest
           at 10-10.5%, with annual renewal
           options.                               92,655             24,579
                                                 -------            -------

                                             $   598,727        $   183,946
                                                 -------            -------

2. The Company leases its facilities from a minority stockholder as described in Note G below.

NOTE G - LEASING ARRANGEMENTS

The Company conducts its operations from facilities that are leased under a five-year noncancelable operating lease expiring in September, 2002. There is no option to renew the lease. The lessor of the facility is a stockholder of the Company. Lessor has received shares of stock as prepaid rent for the term lease. Monthly rent is $1,420, which includes monthly-prepaid rent expensed of $520.

                                 Bad Toys, Inc.
                          Notes to Financial Statements

NOTE G - LEASING ARRANGEMENTS (continued)

The following is a schedule of future minimum rental payments required under the above operating lease (excluding prepaid rent expense) as of March 31, 2000:

                                     Three Months Ending
                                         Mar. 31                   Amount
                                         -------                   ------


                                          2000                      8,100
                                          2001                     10,800
                                          2002                      8,100
                                                                   ------

                                                                  $29,700
                                                                   ------

Rental expense for the three months ended March 31,2000 and the three months ended March 31, 1999 were $5,010 and $ 5,010, respectively.

NOTE H - OPERATING AND CASH FLOW DEFICITS

The Company has experienced significant adversity during the development stage of its existence. As a result, the Company has a cumulative operating deficit of $1,039,708, and current payables, including the current portion of long term debt, exceed cash and current receivables by $ 661,758 at March 31, 2000. Management is anticipating completing a merger in the second quarter of 2000. On March 21, 2000, Bad Toys, Inc. signed a letter of intent to sell control of the company to MYCA Group, Inc. (now named Mycom.com, Inc.). The consummation of the transaction is subject to several conditions including the execution of a definitive agreement and the approval of the transaction by the Bad Toys, Inc. stockholders. Upon consummation of the transaction, the Mycom.com principals will be the majority shareholders.

                    CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS




               Report of Independent Certified Public Accountants



Board of Directors
MYCA Group, Inc.


        We have reviewed the accompanying balance sheet of MYCA Group, Inc., as of December 31, 1999 and the related statements of operations and retained earnings and cash flows for the year then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American
Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of MYCA Group, Inc.

        A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

        Based on our review, we are not aware of any material modifications that should be made to the accompanying 1999 financial statements in order for them to be in conformity with generally accepted accounting principles.

        The accompanying 1998 financial statements of MYCA Group, Inc. were compiled by us. A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the 1998 financial statements and, accordingly, do not express an opinion or any other form of assurance on them.



                                        /s/Barnes, Dennig & Company, Ltd.
                                        ---------------------------------



April 26, 2000
Cincinnati, Ohio


       441 Vine Street, Suite 2000 |X| Cincinnati, OH 45202 |X| Tel: (513)
                        241-8313 |X| Fax: (513) 241-8303
                              www.barnesdennig.com

                          MEMBER, POLARIS INTERNATIONAL

                                MYCA GROUP, INC.

                                  BALANCE SHEET

                                December 31, 1999

Current assets:
  Cash and cash equivalents                                     $    9,528
  Accounts receivable:
    Trade                                                          715,623
    Unbilled work in process                                       190,422
  Prepaid expenses                                                   9,869
                                                                 ---------
          Total current assets                                  $  925,442
                                                                 ---------

Property and equipment, at cost                                    335,015
  Less accumulated depreciation and amortization                  (144,068)
                                                                 ---------
                                                                   190,947
                                                                 ---------

Other assets:
  Deposits                                                           9,037
                                                                 ---------
                                                                $1,125,426
                                                                 =========

Current liabilities:
  Accounts payable                                              $  125,084
  Accrued expenses                                                 111,821
  Deferred income taxes                                            240,800
  Current maturities of note payable                                69,457
  Current maturities of obligations under
    capital leases                                                  32,428
                                                                 ---------
          Total current liabilities                                579,590
                                                                 ---------
Long-term liabilities:
  Note payable                                                     171,393
  Obligations under capital leases                                  15,251
  Deferred income taxes                                             11,450
                                                                 ---------
                                                                   198,094
                                                                 ---------
Shareholder's equity:
  Common stock, shares without par 750
    100 issued and outstanding                                         100

  Retained earnings                                                347,642
                                                                 ---------
                                                                   347,742
                                                                 ---------
                                                                $1,125,426
                                                                 =========

                 See accompanying notes and accountants' report

                                MYCA GROUP, INC.

                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                  Three Months Ended December 31, 1999 and 1998

                                                         1999         1998
                                                      ----------   ----------
                                                       (Review)    (Compiled)
Professonal service revenue                           $6,784,701   $6,894,251

  Less cost of rebilled expenses                       1,137,346    1,365,571
                                                       ---------    ---------
                                                       5,647,355    5,528,680

Professional service costs and general and
administrative expenses:
  Labor and benefits                                   4,586,937    4,145,095
  Rent and utilities                                     288,932      244,382
  Other                                                  821,653      903,210
                                                       ---------    ---------
                                                       5,697,522    5,292,687
                                                       ---------    ---------

        Loss from operations                             (50,167)     235,993
                                                       ---------    ---------

Other income (expense):
  Interest expense                                       (53,541)      (5,369)
  Interest income                                              3            -
  Loss on disposal of property and equipment              (6,818)           -
                                                       ---------    ---------

                                                         (60,356)      (5,269)
                                                       ---------    ---------

          Income (loss) before taxes                    (110,523)     230,724

Deferred income tax benefit                               35,525     (105,000)
                                                       ---------    ---------

          Net income (loss)                              (74,998)     125,724

Retained earnings beginning of year                      422,640      296,916
                                                       ---------    ---------

Retained earnings, end of period                      $  347,642   $  422,640
                                                       =========    =========

                 See accompanying notes and accountant's report

                                MYCA GROUP, INC.

                            STATEMENT OF CASH FLOWS

                  Three Months Ended December 31, 1999 and 1998


                                                         1999         1998
                                                      ----------   ----------
                                                       (Review)    (Compiled)

  Net income (loss)                                  $  (74,998)   $  125,724
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation                                       76,148        46,885
      Loss on disposal of property and equipment          6,818
      Deferred income tax                               (35,525)      105,000
      Decrease (increase) in:
           Accounts receivable                          (76,840)     (456,070)
           Advances and prepaid expenses                 10,193       (19,330)
           Deposits                                           -        (3,711)
      Increase (decrease) in:
           Accounts payable                             (73,265)      152,533
           Accrued expenses                              11,146      (122,379)
                                                      ---------     ---------
               Net cash used in operating activities     (2,643)     (171,348)
                                                      ---------     ---------

Cash flows from investing activities:
  Purchases of property and equipment                    27,570      (117,089)
                                                      ---------     ---------

               Net cash used in investing activities     27,570      (117,089)
                                                      ---------     ---------

Cash flows from financing activities:
  Advances on long-term financing                       288,105       200,000
  Payments on long-term financing                       (76,729)      (30,679)
  Payments to line of credit                           (200,000)            -
                                                     ----------     ---------

               Net cash provided by financing
               activities                                11,376       169,321
                                                     ----------     ---------

               Net decrease in cash                     (18,837)     (119,116)

Cash and cash equivalents:
  Beginning of year                                      28,365       147,481
                                                     ----------    ----------

  End of year                                       $     9,528   $    28,365
                                                     ==========    ==========


                 See accompanying notes and accountants' report

                                MYCA GROUP, INC.

                            STATEMENT OF CASH FLOWS

                  Three Months Ended December 31, 1999 and 1998

                                                         1999         1998
                                                      ----------   ----------
                                                       (Review)    (Compiled)
Supplemental cash flow information:
  Cash paid for interest                              $   53,541  $     5,269
                                                       =========   ==========

  Cash paid for income taxes                          $        -  $    16,371
                                                       =========   ==========

Supplemental schedule of noncash investing and financial activities:

A capital lease obligation of $77,153 was incurred in 1999 when the Company entered into a lease for new equipment




                 See accompanying notes and accountant's report

                                MYCA GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS


1 -    Summary of Significant Accounting Policies

       Description of Business

               MYCA Group, Inc. ("the Company") is an enterprise communications and information management company providing such services as multimedia design and marketing, web design and web applications for clients around the country. The Company's principal office is located in Cincinnati, Ohio.

        Property and Equipment

               Property  and  equipment   are   stated   at   historical   cost.
        Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets.

        Cash and Cash Equivalents

               The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company maintains its cash in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk on cash and cash equivalents.

        Use of Estimates

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities and assets at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
        Actual results could differ from those estimates.

        Product Development

               The Company  currently has various products under  development as part of its E business. During 1999 and 1998, the Company incurred approximately $400,000 and $600,000, respectively in labor and other costs related to development. These costs have been expensed as incurred. Once all research and development costs are completed and technological feasibility of the software product has been established, production costs will be capitalized and amortized on a product-by-product basis.

        Advertising

               Advertising costs are charged to operations when incurred. Advertising and promotional costs were $1,900 and $4,067 for the years ended December 31, 1999 and 1998, respectively.

                                MYCA GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


2 -     Line of Credit and Note Payable

               The Company has available $500,000 under a revolving credit agreement that expires June 30, 2000. At December 31, 1999, the Company had no amount outstanding. The line of credit bears interest at the bank's prime rate plus 1%. The line of credit is secured by substantially all assets of the Company, as well as the personal guarantees of the four shareholders.

               Note payable consisted of the following as of December 31, 1999:

                                                                         1999
                                                                         ----
               Note payable to bank collateralized by
               substantially all assets of the company, payable
               in monthly installments of $7,447 including
               interest at the bank's prime rate plus 1%,
               final payment due January 21, 2003.                    $240,850


               Less amounts due within one year                         69,457
                                                                       -------

                                                                      $171,393
                                                                       =======

               Maturities of the installment note payable as of December 31, are as follows:

                        2000                              $69,457
                        2001                              $76,350
                        2002                              $83,928
                        2003                              $11,115

3 -     Retirement Plans

               The Company sponsors,  for all employees, a salary deferral plan, whereby employees can elect to have a portion of their salary deferred. The Company contributes a match based on a percentage which is determined before the end of each plan year. Matching contributions totaled $25,018 and $13,402 for the years ended December 31, 1999 and 1998, respectively. All such elective deferrals are sheltered from current income tax, and are held by a third-party trustee.

               The Company also sponsors a profit sharing plan, which covers eligible employees. Discretionary contributions are determined by the principle shareholders. Management did not make a contribution for the years ended December 31, 1999 and 1998.

                                MYCA GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


4 -     Income Taxes

               The Company has adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("FAS 109"). Under the provisions of FAS 109, an entity recognizes deferred tax assets and liabilities for future tax consequences of events that have been previously recognized in the Company's financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on the provision of enacted tax law; the effects of future changes in tax laws or rates are not anticipated. Under FAS 109, measurement is computed using applicable current tax rates. Management has used a 40% combined federal and state rate for purposes of calculating deferred taxes.

               The Company filed its income tax returns on the cash basis. Temporary differences consist primarily of the timing of revenue and expense recognition between the accrual basis and cash basis as well as differences in depreciation methods and vacation accruals.

               Components of the net deferred tax liability are:

                                                     1999
                                                  ----------

                    Deferred tax assets           $ 121,625
                    Deferred tax liabilities        373,875
                                                   --------

                    Net deferred tax liability    $ 252,250
                                                   ========

               At December 31, 1999, the Company has net operating loss carryforwards totaling approximately $38,000 that may be offset against future taxable income through 2019.

5 -     Leases

               The Company  rents its office  facilities  and various  equipment
        under  leases  classified  as  operating  leases.   Future minimum lease
        payments are as follows:

                        2000                      $261,471
                        2001                       242,032
                        2002                       217,957
                        2003                        73,894

               Rent expense on  all operating  leases incurred  during the years
        ended   December  31,  1999   and  1998   was  $228,723   and  $214,639,
        respectively.

                                MYCA GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


 5 -    Leases (Continued)

               The Company is a lessee unde capital leases of various computer equipment and furniture expiring at various times between December 10, 2000 and January 1, 2003. Future minimum lease payments required under these six capital leases are as follows:

                        2000                                  $28,267
                        2001                                   16,419
                        2002                                   11,113
                        2003                                      643
                                                               ------
                                                               56,442


                       Less amount representing interest        8,763
                                                               ------
                       Net present value of minimum
                         lease obligations                     47,679

                       Less current portion                    32,428
                                                               ------

                       Long-term portion                      $15,251
                                                               ======

               Property  and  equipment  includes   $77,153  cost   and  $11,763
accumulated depreciation related to these leased assets. Depreciation expense in 1999, includes $11,763 attributable to these same assets.

6 -     Property & Equipment

               Property and equipment at December 31, 1999 consisted of the following:

                       Furniture and fixtures                 $ 59,611
                       Equipment                               269,950
                       Leasehold improvements                    5,454
                                                               -------

                                                              $335,015
                                                               =======

7 -     Customer Concentrations

               For the years ended December 31, 1999 and 1998, the Company had two customers that accounted for approximately 75% and 81% of its revenues.

8 -     Subsequent Event

               On April 3, 2000 Bad Toys, Inc., a publicly traded company, signed an agreement to transfer control of its manufacturing entity to Myca Group, Inc. Completion of the transaction is subject to the satisfaction of certain conditions, including the approval of the transaction by the Bad Toys shareholders.

               As part of the transaction, certain non-core segments of Myca Group, Inc. were spun off into another privately owned corporation on April 3, 2000.

                    CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS




               Report of Independent Certified Public Accountants



Board of Directors
MYCA Group, Inc.

        We have reviewed the accompanying balance sheet of MYCA Group, Inc., as of March 31, 2000 and the related statements of operations and retained earnings and cash flows for the three months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of MYCA Group, Inc.

        A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

        Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.


                                        /s/Barnes, Dennig & Company, Ltd.
                                        ---------------------------------



April 26, 2000
Cincinnati, Ohio

                           441 Vine Street, Suite 2000
                              Cincinnati, OH 45202
                    Tel: (513) 241-8313, Fax: (513) 241-8303
                              www.barnesdennig.com

                          MEMBER, POLARIS INTERNATIONAL

                                 MYCA GROUP, INC.

                                  BALANCE SHEET

                                 March 31, 2000

Current assets:
  Cash and cash equivalents                                     $   77,879
  Accounts receivable:
    Trade                                                          430,622
    Unbilled work in process                                       506,144
  Advances and prepaid expenses                                     15,220
                                                                 ---------
          Total current assets                                  $1,029,865
                                                                 ---------

Property and equipment, at cost                                    347,012
  Less accumulated depreciation and amortization                  (160,367)
                                                                 ---------
                                                                   186,645
                                                                 ---------

Other assets:
  Deposits                                                           7,234
                                                                 ---------
                                                                $1,223,744
                                                                 =========

Current liabilities:
  Line of Credit                                                $  215,000
  Accounts payable                                                 161,232
  Accrued other expenses                                            35,602
  Accrued vacation                                                 116,971
  Deferred income taxes                                            174,150
  Current maturities of note payable                                71,217
  Current maturities of obligations under
    capital leases                                                  21,853
                                                                 ---------
          Total current liabilities                                796,025
                                                                 ---------
Long-term liabilities:
  Note payable                                                     153,023
  Obligations under capital leases                                  20,495
  Deferred income taxes                                             10,225
                                                                 ---------
                                                                   183,743
                                                                 ---------
Shareholder's equity:
  Common stock, $1 stated value shares
    without par 750 authorized; 100 issued
    and outstanding                                                    100

  Retained earnings                                                243,876
                                                                 ---------
                                                                   243,976
                                                                 ---------
                                                                $1,223,744
                                                                 =========

                 See accompanying notes and accountants' report

                                MYCA GROUP, INC.

                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                       Three Months Ended March 31, 2000


Professonal service revenue                                     $1,376,802
  Less cost of rebilled expenses                                   202,806
                                                                 ---------

                                                                 1,173,996

Professional service costs and general and
administrative expenses:
  Labor and benefits                                             1,046,296
  Rent and utilities                                                75,891
  Other                                                            168,594
                                                                 ---------

                                                                 1,290,781
                                                                 ---------

          Loss from operations                                    (116,785)
                                                                 ---------

Other income (expense):
  Interest expense                                                  (8,738)
  Professional fees related to reorganization                      (46,118)
                                                                 ---------

                                                                   (54,856)
                                                                 ---------

          Loss before taxes                                       (171,641)

Deferred income tax benefit                                         67,875
                                                                 ---------
          Net loss                                                (103,766)

Retained earnings beginning of period                              347,642
                                                                 ---------

Retained earnings, end of period                                $  243,876
                                                                 =========

                 See accompanying notes and accountant's report

                                MYCA GROUP, INC.

                            STATEMENT OF CASH FLOWS

                       Three Months Ended March 31, 2000


Cash flows from operating activities:
  Net loss                                                       $ (103,766)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation                                                   16,299
      Deferred tax benefit                                          (67,875)
      Decrease (increase) in:
           Accounts receivable                                      (30,721)
           Advances and prepaid expenses                             (5,351)
           Deposits                                                   1,803
      Increase (decrease) in:
           Accounts payable                                          36,148
           Accrued expenses                                          40,752
                                                                  ---------
               Net cash used in operating activities               (112,711)
                                                                  ---------

Cash flows from investing activities:
  Purchases of property and equipment                               (11,997)
                                                                  ---------

               Net cash used in investing activities                (11,997)
                                                                  ---------

Cash flows from financing activities:
  Payments on capital leases                                         (5,331)
  Payments on long-term financing                                   (16,610)
  Additions to line of credit                                       215,000
                                                                 ----------

               Net cash provided by financing activities            193,059
                                                                 ----------

               Net increase in cash                                  68,351

Cash and cash equivalents:
  Beginning of year                                                   9,528
                                                                 ----------

  End of year                                                   $    77,879
                                                                 ==========

Supplemental cash flow information:
  Cash paid for interest                                        $     8,738
                                                                 ==========

                 See accompanying notes and accountants' report

                                MYCA GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS


1 -    Summary of Significant Accounting Policies
       ------------------------------------------

       Description of Business
       -----------------------

               MYCA Group, Inc. ("the Company") is an enterprise communications and information management company providing such services as multimedia design and marketing, web design and web applications for clients around the country. The Company's principal office is located in Cincinnati, Ohio.

        Property and Equipment
        ----------------------

               Property   and   equipment   are  stated  at   historical   cost.
        Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets.

        Cash and Cash Equivalents
        -------------------------

               The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company maintains its cash in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk on cash and cash equivalents.

        Use of Estimates
        ----------------

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities and assets at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Product Development
        -------------------

               The Company currently has various products under development as part of its E business. For the three months ended March 31, 2000, the Company incurred approximately $50,000 in labor and other costs related to development. These costs have been expensed as incurred. Once all research and development costs are completed and technological feasibility of the software product has been established, production costs will be capitalized and amortized on a product-by-product basis.

        Advertising
        -----------

               Advertising costs are charged to operations when incurred. Advertising and promotional costs were $1,371 for the three months ended March 31, 2000.

                                MYCA GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


2 -     Line of Credit and Note Payable
        -------------------------------

               The Company has available $500,000 under a revolving credit agreement that expires June 30, 2000. At March 31, 2000, the Company had $215,000 outstanding. The line of credit bears interest at the bank's prime rate plus 1%. The line of credit is secured by substantially all assets of the Company, as well as the personal guarantees of the four shareholders.

               Note payable consisted of the following as of March 31, 2000:


        Note payable to bank collateralized  by
        substantially all assets of the company,
        payable in monthly installments of $7,447
        including interest at the bank's prime
        rate plus 1%, final payment due January 21, 2003.             $224,240


       Less amounts due within one year                                 71,217
                                                                       -------

                                                                      $153,023

       Maturities of the installment note payable as of March 31, 2000 are as follows:

                         Remainder of    2000          $52,904
                                         2001          $75,996
                                         2002          $83,745
                                         2003          $11,595

3 -     Retirement Plans
        ----------------

               The Company sponsors, for all employees, a salary deferral plan, whereby employees can elect to have a portion of their salary deferred. The Company contributes a match based on a percentage which is determined before the end of each plan year. Matching contributions totaled $5,362 for the three months ended March 31, 2000. All such elective deferrals are sheltered from current income tax, and are held by a third-party trustee.

               The Company also sponsors a profit sharing plan, which covers eligible employees. Discretionary contributions are determined by the principle shareholders. The amount of contribution, if any, has yet to be determined for the year ended December 31, 2000.

                                MYCA GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


4 -     Income Taxes
        ------------

               The Company has adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("FAS 109"). Under the provisions of FAS 109, an entity recognizes deferred tax assets and liabilities for future tax consequences of events that have been previously recognized in the Company's financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on the provision of enacted tax law; the effects of future changes in tax laws or rates are not anticipated. Under FAS 109, measurement is computed using applicable current tax rates. Management has used a 40% combined federal and state rate for purposes of calculating deferred taxes.

               The Company filed its income tax returns on the cash basis through 1999. Temporary differences consist primarily of the timing of revenue and expense recognition between the accrual basis and cash basis as well as differences in depreciation methods and vacation accruals.

               Components of the net deferred tax liability are:

               Deferred tax assets                       $  165,625
               Deferred tax liabilities                     350,000
                                                          ---------

               Net deferred tax liability                $ (184,375)
                                                          =========

               At  March  31,  2000,   the  Company  has  net   operating   loss
        carryforwards totaling approximately $40,000 that may be offset against future taxable income through 2019.

               Management feels that no valuation allowance is necessary at March 31, 2000 as the Company will have adequate taxable income in the future from the Company's adoption of accrual accounting for income tax purposes in the year 2000 and future operations.

5 -     Leases
        ------

               The Company rents its office facilities and various equipment under leases classified as operating leases. The Company is responsible for all executory costs.
        Future minimum lease payments are as follows:

                        2000                      $195,285
                        2001                      $242,032
                        2002                      $217,957
                        2003                       $73,894

               Rent expense on all operating leases incurred during the three months ended March 31, 2000 was $71,659.

                                MYCA GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


 5 -    Leases (Continued)
        ------------------

               The Company is a lessee under capital leases of various computer equipment and furniture expiring at various times between December 10, 2000 and January 1, 2003. These leases carry bargain purchase options and imputed interest between 10% and 25%. The Company is required to pay all executory costs related to the equipment. Future minimum lease payments required under these six capital leases are as follows:

                        2000                              $21,200
                        2001                               16,419
                        2002                               11,113
                        2003                                  643
                                                       ----------

                                                           49,375

        Less amount representing interest                   7,027
                                                       ----------

        Net present value of minimum lease obligations     42,348

        Less current portion                               21,853
                                                       ----------

        Long-term portion                                 $20,495
                                                       ==========

               Property  and  equipment   includes   $77,153  cost  and  $14,993
        accumulated amortization related to these leased assets. Depreciation expense includes $3,230 attributable to these same assets.

6 -     Property & Equipment
        --------------------

               Property and equipment at March 31, 2000 consisted of the following:

               Furniture and fixtures                     $ 59,611
               Equipment                                   281,947
               Leasehold improvements                        5,454
                                                           -------

                                                          $347,012
                                                           =======

7 -     Customer Concentrations

               For the three months ended March 31, 2000, the Company had two customers that accounted for 81% of its revenues and approximately $650,000 of accounts receivable at March 31, 2000. The Company grants unsecured credit to substantially all customers.

                                MYCA GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


8 -     Subsequent Event
        ----------------

               On April 3, 2000 Bad Toys, Inc., a publicly traded company, signed an agreement to transfer control of its manufacturing entity to Myca Group, Inc. Completion of the transaction is subject to the satisfaction of certain conditions, including the approval of the transaction by the Bad Toys shareholders.

               As part of the transaction, certain non-core segments of Myca Group, Inc. were spun off into another privately owned corporation on April 3, 2000.

               Professional fees related to this transaction have been charged to expense pending completion of the transaction.

                                    ANNEX II

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                 BAD TOYS, INC.


        BAD TOYS, INC., a corporation organized and existing under the General Corporation Law of the State of Nevada (the "Corporation"), does hereby certify as follows:

        1. The Articles of Incorporation of the Corporation are hereby amended by deleting Article First in its entirety and substituting the following in lieu thereof:

               FIRST:  The name of the Corporation is:

                      Mycom.com, Inc.

        2. The Articles of Incorporation of the Corporation are hereby amended by deleting Article Third in its entirety and substituting the following in lieu thereof.

               THIRD: The total number of shares of stock which the Corporation shall have authority to issue is 100,000,000 of which stock 10,000,000 shares of the par value of $0.01 per share shall be designated Preferred Stock ("Preferred Stock") and of which 90,000,000 shares of the par value of $0.01 per share shall be designated Common Stock ("Common Stock"). The Board of Directors of the Corporation is authorized to fix and determine any class or series of Preferred Stock and the number of shares of each class or series and to prescribe the powers, designations, preferences, limitations, restrictions and relative rights of any class or series all as established by resolution of the Board of Directors and in accordance with the Nevada Revised Statutes, as the same may be amended and supplemented.

        3. This amendment to the Articles of Incorporation was duly adopted in accordance with the provisions of Section ____ of the General Corporation Law of the State of Nevada.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and attested by its duly authorized officers, this ______ day of ______________, 2000.

                                 BAD TOYS, INC.



                                            By_________________________________
                                              President

ATTEST:


------------------------------
Susan Lunan, Secretary

[CORPORATE SEAL]

                                    ANNEX III

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                                     BYLAWS
                                       OF
                                 BAD TOYS, INC.


        BAD TOYS, INC., a corporation organized and existing under the General Corporation Law of the State of Nevada (the "Corporation"), does hereby certify as follows:

        1. The Bylaws of the Corporation are hereby amended by deleting Sections 1 and 5 of Article III in their entirety and substituting the following in lieu thereof:

               SECTION 1. NUMBER, ELECTION AND TERM. The number of directors which shall constitute the whole Board shall be not less than four and no more than nine. Such number of directors shall from time to time be determined by either a majority vote of the stockholders or by the vote of a majority of the directors then in office and shall be set forth in the notice of any meeting of stockholders for the purpose of electing directors. Each director elected shall hold office until his successor shall be elected and shall be duly qualified. All vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum. Under no circumstances shall any change in the number of directors constituting the whole Board, effected by the vote of a majority of directors then in office, result in the removal or resignation of a director that has been duly elected by the stockholders, prior to the expiration of any such director's term in office. Directors need not be residents of Nevada or stockholders of the Corporation. Any amendment of this Section 1 of the Bylaws must be approved by the requisite vote of the stockholders.

        2. This amendment to the Bylaws was duly adopted in accordance with the provisions of Section __ of the General Corporation Law of the State of Nevada.

                                     III-1

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and attested by its duly authorized officers, this ______ day of ____________, 2000.

                                 BAD TOYS, INC.



                                            By_________________________________
                                              President

ATTEST:


------------------------------
Susan Lunan, Secretary

[CORPORATE SEAL]

                                     III-2

                                    ANNEX IV

                          PLAN AND AGREEMENT OF MERGER
                                     BETWEEN
                       BAD TOYS, INC. AND MYCA GROUP, INC.


        THIS PLAN AND AGREEMENT OF MERGER (the "Agreement") is made and entered into this 31st day of March, 2000 by and between Bad Toys, Inc. ("Bad Toys"), a Nevada corporation, and Myca Group, Inc.
("Myca Group"), an Ohio corporation.
                                     W I T N E S S E T H:
        WHEREAS, the Boards of Directors of Bad Toys and of Myca Group deem it advisable for the general welfare and advantage of Bad Toys and Myca Group and their respective shareholders that Myca Group merge with and into Bad Toys pursuant to this Agreement and pursuant to the applicable provisions of the laws of the State of Nevada and State of Ohio; and
        WHEREAS, the parties intend that the transaction shall constitute a tax-free reorganization for federal income tax purposes.
        NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged by the parties, the parties hereby agree as follows:
        1. The Merger; Tax Effect. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 3), in accordance with the applicable statutory provisions of the State of Nevada and State of Ohio, Myca Group will be merged with and into Bad Toys and the separate corporate existence of Myca Group shall thereupon cease (the "Merger"). Bad Toys will be the surviving corporation in the Merger (hereafter being sometimes called the "Surviving Corporation"), and the separate corporate existence of Bad Toys with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The parties intend for the Merger to qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) and related provisions of the Internal Revenue Code of 1986, as amended (the "Code").

        2. Closing. The delivery of the certificates, documents and other instruments called for by this Agreement shall take place at the office of Frost & Jacobs, 2500 PNC Center, 201 E. Fifth Street, Cincinnati, Ohio 45202, at a closing (the "Closing") on a date fixed by agreement of Bad Toys and Myca Group (the "Closing Date") as promptly as practicable within ten business days after the latest to occur: the approval of the Merger by the Bad Toys shareholders and the satisfaction of all conditions precedent (or the waiver thereof) to the Merger.

        3. Effective Time. As soon as practicable following the Closing, Bad Toys will cause (i) the Articles of Merger (the "Nevada Articles of Merger") to be filed with the Secretary of State of the State of Nevada (the "Nevada Secretary of State") and (ii) the Articles of Merger (the "Ohio Articles of Merger") to be filed with the Secretary of State of the State of Ohio (the "Ohio Secretary of State"). The Merger will become effective (the "Effective Time") on the date on which the latest of the following actions will have been completed:
(i) at the time when the Nevada Certificate of Merger is accepted for filing by the Nevada Secretary of State, (ii) at the time when the Ohio Articles of Merger are accepted for filing by the Ohio Secretary of State or (iii) such later time agreed to by Bad Toys and Myca Group and established under the Nevada and Ohio Articles of Merger but not later than 30 days after the Closing Date.

        4. Governing Law; Articles of Incorporation. The laws which are to govern the Surviving Corporation are the laws of the State of Nevada. The Articles of Incorporation of the Surviving Corporation, at the Effective Time, will be the Articles of Incorporation of the Surviving Corporation until the same will be further amended or altered in accordance with the provisions thereof.

        5. Regulations. The Bylaws of Bad Toys at the Effective Time will be the Bylaws of the Surviving Corporation until the same will be altered or amended in accordance with the provisions thereof.

        6. Directors and Officers. The persons serving as Directors of Myca Group at the Effective Time will be the Directors of the Surviving Corporation until their respective successors are duly elected and qualified. Subject to the authority of the Board of Directors as provided by law and the Bylaws of the Surviving Corporation, the officers of Myca Group at the Effective Time will be the officers of the Surviving Corporation.

        7. Conversion of Shares in the Merger. The mode of carrying into effect the Merger provided in this Agreement and the manner and basis of converting the shares of the constituent corporation into shares of the Surviving Corporation are as follows:

               (a) Bad Toy's Common Shares. None of the shares of Bad Toys' common stock issued at the Effective Time will be converted as a result of the Merger, but all of such shares will remain issued shares of Bad Toys. Authorized but unissued shares of Bad Toys stock and treasury shares of Bad Toys will not be converted in the Merger but will remain authorized but unissued shares and treasury shares of Bad Toys.

               (b) Myca Group's Common Shares. At the Effective Time, each Myca Group Common Share outstanding immediately prior to the Effective Time will by virtue of the Merger be converted into shares of Bad Toys common stock as determined pursuant to Section 7(c) below, and each Myca Group Common Share held in Treasury immediately prior to the Effective Time will be cancelled.

               (c)    Consideration; Exchange Ratio.

                      (i) Each Myca Group Common Share issued and outstanding immediately prior to the Effective Time shall be converted into, and become exchangeable for, 400,000 shares of Bad Toys common stock. In the event that prior to the Effective Time the outstanding Bad Toys common stock has been increased, decreased or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split or other like changes in Bad Toy's capitalization, all without Bad Toys receiving consideration therefor, then an appropriate and proportionate adjustment shall be made in the number of shares of Bad Toys common stock to be received for each Myca Group Common Share. In addition, as part of the consideration for the Merger, each Myca Group shareholder shall receive $200,000 or all of the Myca Group shareholders shall receive $800,000 in the aggregate.

                      (ii) Each holder of outstanding Myca Group Common Shares after the Effective Time, upon surrender of their stock certificates to Bad Toys, will be entitled to receive one or more stock certificates of Bad Toys into which the Myca Group Common Shares so surrendered will have been converted as determined pursuant to

                             Section 7(c)(i) and the cash described therein. In the event that any holder of Myca Group's Common Shares is entitled to a fractional interest in a share of Bad Toys common stock, such holder shall receive in lieu thereof one share of common stock of Bad Toys.

        8. Effect of the Merger. At the Effective Time, the Surviving Corporation will succeed to, without other transfer, and will possess and enjoy, all the rights, privileges, immunities, powers and franchises both of a public and a private nature, and be subject to all restrictions, disabilities and duties, of each of Bad Toys and Myca Group, and all the rights, privileges, immunities, powers and franchises of each of Bad Toys and Myca Group and all property, real, personal and mixed, and all debts due to either of such constituent corporations on whatever account, for stock subscriptions as well as for all other things in action or belonging to each of such corporations, will be vested in the Surviving Corporation; and all property, rights, privileges, immunities, powers and franchises, and all and every other interest will be thereafter as effectually the property of the Surviving Corporation as they were of Bad Toys and Myca Group, respectively, and the title to any real estate vested by deed or otherwise in either of Bad Toys and Myca Group will not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of either of Bad Toys or Myca Group will be preserved unimpaired, limited in lien to the property affected by such liens at the Effective Time, and all debts, liabilities and duties of such constituent corporations, respectively, will thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

        9. Approval of Shareholders. This Agreement will be submitted to the shareholders of Bad Toys for adoption and approval on or before May 31, 2000 or such later date as the Boards of Directors of Bad Toys and Myca Group mutually approve.

        10. Representations by Bad Toys. Bad Toys represents as follows:

               (a) Bad Toys is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is authorized to transact its business and is in good standing in each state in which its ownership of assets or conduct of business requires such qualifications.

               (b) Subject to shareholder approval of the transactions contemplated by this Agreement, Bad Toys has the right, power, legal capacity and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and the documents, instruments and certificates to be executed and delivered by it pursuant to this Agreement. The execution and delivery of and performance of the obligations contained in this Agreement by Bad Toys and all documents, instruments and certificates made or delivered by Bad Toys pursuant to this Agreement, and the transactions contemplated hereby, have been or as of the Closing will be duly authorized by all necessary action on the part of Bad Toys.

               (c) Subject to shareholder approval of the transactions contemplated by this Agreement, the terms and provisions of this Agreement and all documents, instruments and certificates made or delivered from time to time by Bad Toys hereunder and thereunder shall constitute valid and legally binding obligations of Bad Toys, enforceable against Bad Toys in accordance with the terms hereof and thereof.

               (d) The execution and delivery of this Agreement by Bad Toys do not require any consent of, notice to or action by any person or governmental authority, other than as provided in Exhibit 10(d) hereto. The performance of this Agreement by Bad Toys and the consummation by Bad Toys of the transactions contemplated hereby will not require any consent of, notice to or action by any person or governmental authority, other than as provided in Exhibit 10(d) hereto.

               (e) The making and performance of this Agreement by Bad Toys and the consummation of the transactions contemplated hereby will not result in a breach or violation by Bad Toys of any of the terms or provisions of, or constitute a default under, its Articles of Incorporation, its Bylaws, any indenture, mortgage, deed of trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which Bad Toys is bound, any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to Bad Toys or any of the properties of Bad Toys.

               (f) Attached hereto as Exhibit 10(f) are financial statements of Bad Toys for the annual period ended December 31, 1999 and as of December 31, 1999, which have been audited in accordance with GAAP. These financial statements present fairly the financial condition and results of operations of its business, in accordance with generally accepted accounting principles as of the dates thereof and the periods covered thereby.

               (g) As of the date hereof, the executive officers and directors of Bad Toys are Larry Lunan and Susan Lunan (the "Lunans") and Roger Warren.

               (h) Bad Toys has authorized capital of ten million shares of Common Stock. Of these shares, 7,827,006 are issued and outstanding. Except as described in Exhibit 10(h) hereto, there are no existing agreements, options, warrants, rights, calls or commitments of any kind providing for the issuance of any shares, or for the repurchase or redemption of shares, of Bad Toys' capital stock, and there are no outstanding securities or other instruments convertible into or exchangeable for shares of such capital stock and no commitments to issue such securities or instruments. Each person that has such a right shall surrender it to Bad Toys for no consideration other than that of promoting the Closing of the transaction described in this Agreement. All of the outstanding shares of Bad Toys common stock have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of Bad Toys common stock were issued in violation of the federal or any state securities laws.

               (i) Attached hereto as Exhibit 10(i) is a true and correct list of all known material liabilities of Bad Toys, contingent or matured, as of February 29, 2000, which are not reflected on the balance sheet dated as of February 29, 2000 and which arose in the ordinary course of business.

               (j) There is no claim for personal injury, products liability, property or other damages, grievance, action, proceeding or governmental investigation pending or, to Bad Toys' knowledge, threatened against Bad Toys or affecting its assets or business, other than as listed on Exhibit 10(j) hereto.

               (k) Bad Toys has filed, or will have filed prior to Closing, all income, franchise, real property, personal property, sales, employment and other tax returns required to be filed by any taxing authority and has paid or accrued all taxes required to be paid by it in respect to the periods covered by such returns, whether or not shown on such returns, and Bad Toys has no liability for such taxes in excess of the amounts so paid. A true and complete copy of all federal income tax returns for the tax year ended December 31, 1999 as filed with the Internal Revenue Service has been delivered to the MYCA Group, together with all supporting schedules thereto. Bad Toys is not delinquent in the payment of any tax, assessment or governmental charge, has not requested any extension of time within which to file any tax returns which have not since been filed, and no deficiencies for any tax, assessment or governmental charge have been claimed, proposed or assessed by any taxing authority. Bad Toys' federal income tax return has not been audited. As used herein, the term "tax" includes all governmental taxes and related governmental charges imposed by the laws and regulations of any governmental jurisdiction.

               (l) Bad Toys' business, properties, plant and offices do not exist or operate in violation of any federal, state or local code, law, regulation or ordinance regulating zoning, city planning, fire safety, environmental protection or similar matters. All permits, licenses, franchises, consents and other authorizations necessary for the conduct of Bad Toys' business have been timely obtained and are currently in effect. Bad Toys is not in violation of any term or provision of any such permit, license, franchise, consent or other authorization.

               (m) Except as described on Schedule 10(m), Bad Toys is not a party as of the date hereof to any written or oral (i) bonus, pension, insurance or other plan providing employee benefits, (ii) contract, or series of related contracts with any one vendor or customer, for purchase, sale or exchange made in the ordinary course of business and in an amount in excess of $1,000, (iii) contract not made in the ordinary course of business, (iv) franchise, licensing or manufacturer's representative agreement, (v) contract with any shareholder of Bad Toys or an affiliate of any shareholder of Bad Toys within the meaning of the federal securities laws, or (vi) any contract for borrowed money either as borrower or lender. All agreements listed on Schedule 10(m), to the extent that the same give rights to Bad Toys, are enforceable by Bad Toys, and Bad Toys has not received notice of any claim to the contrary. Complete and correct copies of all items listed in Schedule 10(m) have been delivered to the MYCA Group prior to the execution of this Agreement.

                      Except as listed in Schedule 10(m), to the knowledge of Bad Toys, all parties other than Bad Toys obligated under the agreements listed on Schedule 10(m) are in compliance in all material respects with the terms thereof and there has been no notice of default or termination with respect to any such agreement that has not been cured or waived in writing.

               (n) No  employee  pension  benefit  plan  within  the  meaning of
Section 3(a) of the Employment Retirement Income Security Act of 1994, as amended ("ERISA"), has been maintained or sponsored by Bad Toys or exists to which Bad Toys has contributed since its formation or is obligated to contribute for the benefit of its employees. Neither Bad Toys nor any corporation or other entity affiliated with Bad Toys contributes to, is obligated to contribute to, or has during the last five years contributed to or been obligated to contribute to, and none of Bad Toys' employees are participants in, any multi-employer plan within the meaning of Section 4001(a) of ERISA

               (o) Since its formation, Bad Toys has not infringed any patents, trademarks, service marks or trade names registered to or used by it in its business, nor has Bad Toys claimed any such infringement.

               (p) Bad Toys is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union.

               (q) The number of shares of Bad Toys that the Lunans own of record, beneficially or otherwise, is as follows (collectively referred to herein as the "Lunans Shares"):

                      Unrestricted                4,045,000
                      Restricted                          -
                            Total:                  796,700
                                                  ---------
                                                  4,841,700


               (r) All of the unrestricted Lunans Shares were issued to them pursuant to the exemption from registration provided by Regulation D, Rule 504. No legend or other reference to any purported lien or encumbrance appears upon any certificate representing the unrestricted Lunans Shares. The Lunans are the record and beneficial owners of all the Lunans Shares, free and clear of all liens, encumbrances, restrictions, claims and equities whatsoever, other than those imposed by federal securities laws.

               (s) Except as disclosed in Exhibit 10(s) to Bad Toys' knowledge, Bad Toys is not in violation of any Environmental Laws; (B) no Lien has been attached to any of its assets or properties pursuant to any Environmental Laws;
(C) Bad Toys has utilized only haulers and transporters who are in possession of all applicable Permits to dispose of any Hazardous Substance; (D) there has been no treatment, storage, disposal or release of any Hazardous Substance by Bad Toys or, to Bad Toys' knowledge, any other person on any property on which its business is or has been conducted at any time in any manner that could reasonably be expected to lead to a material liability; (E) Bad Toys is not currently undertaking, or has completed, any remedial or response action relating to any such disposal or release at or from any property on which its business is or has been conducted, as required by Environmental Laws; (F) no Permits are required by applicable Environmental Laws ("Environmental Permits") with respect to the business of Bad Toys; (G) Bad Toys has not received formal or informal written or oral notice of any civil, criminal or administrative claims pending or threatened with respect to its business that is based on or related to any Environmental Laws; and (H) to Bad Toys' knowledge, there is no friable asbestos at, on, about, under or within any property on which its business is or has been conducted.

               For the purposes of this Section 10(s), the term "Environmental Laws" means any Federal, state, local or municipal Law, Permit or Order, including but not limited to the requirement to register underground storage tanks, relating to:

                      emissions,  discharges, releases or threatened releases of
               Hazardous Substances into the natural environment, including, without limitation, into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly-owned treatment works, septic systems or land;

                      the generation, treatment, storage, disposal, use,
               handling, manufacturing, transportation or shipment of Hazardous Substances; or

                      otherwise  relating  to  pollution  or the  protection  of health or safety or the environment, or solid waste handling, treatment or disposal or operation.

        The term "Hazardous Substances" means hazardous materials, contaminants, pollutants, oils, constituents, hazardous wastes and hazardous substances as those terms are defined in the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss. 9601 et seq., the Clean Water Act, 33 U.S.C. ss. 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5, and any other hazardous, toxic or noxious substance, materials, pollutant or solid or liquid waste that is regulated by, or forms the basis of liability under, any Environmental Law.

               (t) Bad Toys (including its officers and employees) has not employed any broker, agent or finder or incurred any liability for any brokerage fees, agent's commissions or finder's fees or other similar obligations in connection with the transactions contemplated hereby.

               (u) Bad Toys has not made any material misstatement of fact or omitted to state any material fact necessary or desirable to make complete, accurate and not misleading every representation and warranty set forth herein.

        11. Representations of Myca Group. Myca Group represents as follows:

               (a) Myca Group is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is authorized to transact its business and, except as set forth on Exhibit 11(a), is in good standing in each state in which its ownership of assets or conduct of business requires such qualifications. Myca Group is engaged in the business of computer software development and application.

               (b) The authorized capital stock of Myca Group consists of 750 shares of common stock, without par value, of which 100 shares are issued and outstanding (the "Myca Group Shares"). Each Myca Group Shareholder is the record and beneficial owner of the Myca Group Shares owned by him or her, free and clear of all liens and encumbrances. Except as provided in Exhibit 11(b) hereto, no legend or other reference to any purported lien or encumbrance appears upon any certificate representing the Myca Group Shares. All of the Myca Group Shares have been duly authorized and are validly issued, fully paid and non-assessable. Except for the Share Purchase Agreement dated October 3, 1991, as amended on October 27, 1998, there are no existing agreements, options, warrants, rights, calls or commitments of any kind to which Myca Group or any Myca Group Shareholder is a party or by which any of such persons or entities is bound providing for the issuance of any shares, or for the repurchase or redemption of shares, of Myca Group's capital stock, and there are no outstanding securities or other instruments convertible into or exchangeable for shares of such capital stock and no commitments to issue such securities or instruments. None of the Myca Group Shares were issued in violation of the federal or any state securities laws.

               (c) The Myca Group has the right, power, legal capacity and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and the documents, instruments and certificates to be executed and delivered by the Myca Group pursuant to this Agreement. The execution and delivery of and performance of the obligations contained in this Agreement by the Myca Group and all documents, instruments and certificates made or delivered by the Myca Group pursuant to this Agreement, and the transactions contemplated hereby, have been or as of the Closing Date will be duly authorized by all necessary action on the part of the Myca Group.

               (d) The terms and provisions of this Agreement and all documents, instruments and certificates made or delivered from time to time by the Myca Group hereunder and thereunder constitute valid and legally binding obligations of the Myca Group, enforceable against the Myca Group in accordance with the terms hereof and thereof.

               (e) The execution and delivery of this Agreement by the Myca Group does not require any consent of, notice to or action by any person or governmental authority, which consent, notice or action has not been made, given or otherwise accomplished, and satisfactory evidence thereof has been delivered to Bad Toys. The performance of this Agreement by the Myca Group and the consummation by the Myca Group of the transactions contemplated hereby will not require any consent of, notice to or action by any person or governmental authority.

               (f) The making and performance of this Agreement by the Myca Group and the consummation of the transactions contemplated hereby will not result in a breach or violation by the Myca Group of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which the Myca Group is bound, any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to the Myca Group or any of the properties of Myca Group.

               (g) Attached hereto as Exhibit 11(g) are unaudited financial statements of Myca Group for the periods ended December 31, 1997 and 1998 and unaudited financial statements of Myca Group for the period from January 1, 1999 through December 31, 1999. These financial statements present fairly the financial condition and results of operations of its business, in accordance with generally accepted accounting principles, except for those adjustments that would be required for audited financial statements.

               (h) As of the date hereof, the executive officers and directors of Myca Group are Patricia Massey, Joan Carroll, George Young, G. Allan Massey and Sharon Pinder (director only).

               (i) Attached as Exhibit 11(i) is a true and correct list of all material liabilities of Myca Group, contingent or matured, which are not reflected on the balance sheet dated as of February 29, 2000 and which arose in the ordinary course of business.

               (j) There is no claim for personal injury, products liability, property or other damages, grievance, action, proceeding or governmental investigation pending, or to Myca Group's knowledge, threatened against Myca Group or affecting its assets or business, other than as listed on Exhibit 11(j) hereto.

               (k) Myca Group has filed, or will have filed prior to Closing, all income, franchise, real property, personal property, sales, employment and other tax returns required to be filed by any taxing authority and has paid or accrued all taxes required to be paid by it in respect to the periods covered by such returns, whether or not shown on such returns, and Myca Group has no liability for such taxes in excess of the amounts so paid. A true and complete copy of all federal income tax returns for the tax year ended December 31, 1998 as filed with the Internal Revenue Service has been delivered to Bad Toys, together with all supporting schedules thereto. Myca Group in not delinquent in the payment of any tax, assessment or governmental charge, has not requested any extension of time within which to file any tax returns which have not since been filed, and no deficiencies for any tax, assessment or governmental charge have been claimed, proposed or assessed by any taxing authority. Myca Group's federal income tax return has not been audited. As used herein, the term "tax" includes all governmental taxes and related governmental charges imposed by the laws and regulations of any governmental jurisdiction.

               (l) Myca Group's business, properties, plant and offices do not exist or operate in violation of any federal, state or local code, law, regulation or ordinance regulating zoning, city planning, fire safety, environmental protection or similar matters. All permits, licenses, franchises, consents and other authorizations necessary for the conduct of Myca Group's business have been timely obtained and are currently in effect. Myca Group is not in violation of any term or provision of any such permit, license, franchise, consent or other authorization.

               (m) Except as described on Schedule 11(m), Myca Group is not a party as of the date hereof to any written or oral (i) bonus, pension, insurance or other plan providing employee benefits, (ii) contract, or series of related contracts with any one vendor or customer, for purchase, sale or exchange made in the ordinary course of business and in an amount in excess of $1,000, (iii) contract not made in the ordinary course of business, (iv) franchise, licensing or manufacturer's representative agreement, (v) contract with any shareholder of Myca Group or an affiliate of any shareholder of Myca Group within the meaning of the federal securities laws, or (vi) any contract for borrowed money either as borrower or lender. All agreements listed on Schedule 11(n), to the extent that the same give rights to Myca Group, are enforceable by Myca Group, and Myca Group has not received notice of any claim to the contrary. Complete and correct copies of all items listed in Schedule 11(m) have been delivered to Bad Toys prior to the execution of this Agreement.

                      Except as listed in Schedule 11(m), to the knowledge of Myca Group, all parties other than Myca Group obligated under the agreements listed on Schedule 11(n) are in compliance in all material respects with the terms thereof and there has been no notice of default or termination with respect to any such agreement that has not been cured or waived in writing.

               (n) Except as set forth on Exhibit 11(n), no employee pension benefit plan within the meaning of Section 3(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), has been maintained or sponsored by Myca Group or exists to which Myca Group has contributed since its formation or is obligated to contribute for the benefit of its employees. Neither Myca Group nor any corporation or other entity affiliated with Myca Group contributes to, is obligated to contribute to, or has during the last five years contributed to or been obligated to contribute to, and none of Myca
Group's employees are participants in, any multi-employer plan within the meaning of Section 4001(a) of ERISA.

               (o) Since its formation, Myca Group has not infringed any patents, trademarks, service marks or trade names registered to or used by it in its business, nor has Myca Group claimed any such infringement.

               (p) Myca Group is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union.

               (q) Except as disclosed in Exhibit 11(q), (A) to Myca Group's knowledge, Myca Group is not in violation of any Environmental Laws; (B) no Lien has been attached to any of its assets or properties pursuant to any Environmental Laws; (C) Myca

Group has utilized only haulers and transporters who are in possession of all applicable Permits to dispose of any Hazardous Substance; (D) there has been no treatment, storage, disposal or release of any Hazardous Substance by Myca Group or, to Myca Group's knowledge, any other person on any property on which its business is or has been conducted at any time in any manner that could reasonably be expected to lead to a material liability; (E) Myca Group is not currently undertaking, or has completed, any remedial or response action relating to any such disposal or release at or from any property on which its business is or has been conducted, as required by Environmental Laws; (F) no Permits are required by applicable Environmental Laws ("Environmental Permits") with respect to the business of Myca Group; (G) Myca Group has not received formal or informal written or oral notice of any civil, criminal or administrative claims pending or threatened with respect to its business that is based on or related to any Environmental Laws; and (H) to Myca Group's knowledge, there is no friable asbestos at, on, about, under or within any property on which its business is or has been conducted.

               For the purposes of this Section 11(q), the term "Environmental Laws" means any Federal, state, local or municipal Law, Permit or Order, including but not limited to the requirement to register underground storage tanks, relating to:

                      (A) emissions, discharges, releases or threatened releases of Hazardous Substances into the natural environment, including, without limitation, into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly-owned treatment works, septic systems or land;

                      (B) the generation,  treatment,  storage,  disposal,  use, handling, manufacturing, transportation or shipment of Hazardous Substances; or

                      (C) otherwise  relating to pollution or the  protection of health or safety or the environment, or solid waste handling, treatment or disposal or operation.

        The term "Hazardous Substances" means hazardous materials, contaminants, pollutants, oils, constituents, hazardous wastes and hazardous substances as those terms are defined in the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss. 9601 et seq., the Clean Water Act, 33 U.S.C. ss. 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5, and any other hazardous, toxic or noxious substance, materials, pollutant or solid or liquid waste that is regulated by, or forms the basis of liability under, any Environmental Law.

               (r) Myca Group (including its officers and employees) has not employed any broker, agent or finder or incurred any liability for any brokerage fees, agent's commissions or finder's fees or other similar obligations in connection with the transactions contemplated hereby.

               (s) Myca Group has not made any material misstatement of fact or omitted to state any material fact necessary or desirable to make complete, accurate and not misleading every representation, warranty and agreement set forth herein.

        12. Covenants of the Parties.

               (a) Reorganization of Bad Toys. Promptly after the execution of this Agreement, Bad Toys shall cause all corporate actions to occur, including without limitation the holding of a special meeting of the shareholders of Bad Toys, that are required to approve:

                      (i) An amendment to Bad Toys' Articles of Incorporation to increase Bad Toys' authorized capital stock to 90 million shares of common stock and 10 million shares of preferred stock;

                      (ii) The formation of a new wholly owned subsidiary ("Bad Toys Sub") of Bad Toys, the transfer to Bad Toys Sub by Bad Toys of (a) all of the assets of the custom motorcycle manufacturing business plus
                             (b) $150,000 received from the Private Placement (as defined herein) in exchange for (y) one million shares of common stock of Bad Toys Sub and (z) Bad Toys Sub assuming all liabilities of Bad Toys except its liability to the Lunans, subsequent to which Bad Toys shall transfer to the Lunans all of the Bad Toys Sub outstanding stock and $150,000 in exchange for the Lunans' cancellation of all Bad Toys' indebtedness to them.

               (b) Proxy Statement. In connection with the foregoing matters, Bad Toys shall prepare a proxy statement seeking approval by Bad Toys' shareholders of the above and within described reorganization of Bad Toys and of this Agreement and the Merger, which proxy statement shall be prepared in compliance with Regulation 14A under the Securities Exchange Act of 1934, as amended. The proxy statement shall be subject to review and approval by the Myca Group and shall be mailed to Bad Toys' shareholders at least ten days prior to a special shareholders' meeting called to approve the reorganization and this Agreement.

The Lunans shall vote their shares in accordance with the majority vote of the other shareholders.

               (c) Private Placement. Promptly after the execution of this Agreement, Bad Toys shall initiate a private placement pursuant to Rule 506 of Regulation D of its shares of common stock exclusively to persons who qualify as "accredited investors" within the meaning of Rule 501(a) of Regulation D (the "Private Placement") with the goal of realizing net proceeds of at least $2,000,000. The number of shares of common stock to be offered and the offering price per share shall be agreed upon by Bad Toys and the Myca Group. The net proceeds of the offering shall be used by Bad Toys as follows: (i) $800,000 shall be the cash portion of the consideration paid to the Myca Group shareholders in connection with the Merger as described in paragraph 7(c)(i),
(ii) $150,000 shall be paid to Bad Toys Sub to pay existing Bad Toys debt, (iii) $150,000 shall be paid to the Lunans (together with all the Bad Toys Sub outstanding common stock) to extinguish all remaining debts of Bad Toys owed to the Lunans, and (iv) $900,000 shall be retained by Bad Toys for product and service development subsequent to the Effective Time.

               (d) Access and Information. Bad Toys and Myca Group hereby agree that each will give to the other and to the other's accountants, counsel and other representatives full access during normal business hours throughout the period prior to the Merger to all of its properties, books, contracts, commitments and records, and that each will furnish the other during such period with all such information concerning its affairs as such other party may reasonably request. In the event of the termination of this Agreement, each party will, upon the request of the other, destroy or deliver to the other all documents, work papers and other material obtained from the other relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, and will use its best efforts to have any information so obtained and not heretofore made public kept confidential.

               (e) Further Assurances. If at any time the Surviving Corporation will consider or be advised that any further assignment or assurance in law or other action is necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or rights of Myca Group acquired or to be acquired by or as a result of the Merger, the proper officers and directors of the Myca Group and the Surviving Corporation, respectively, will be and they hereby are severally and fully authorized to execute and deliver such proper deeds, assignment and assurances in law and take such other action as may be necessary or proper in the name of the Myca Group or the Surviving Corporation to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise carry out the purposes of this Agreement.

               (f) Press Releases. The parties will consult with each other as to the form and substance of any press release, written communication with their shareholders or other public disclosure of matters related to this Agreement, and a party will not issue any such press release, written communication or public disclosure without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed; provided, however, that nothing contained herein will prohibit any party, following notification to the other party, from making any disclosures which its counsel deems necessary to conform with the requirements of law.

               (g) Confidentiality. From the date of this Agreement and for a period of five years thereafter, each of the parties hereto covenants that it will not use for the benefit of any of them or disclose to another any Confidential Information (as hereafter defined) except as such disclosure or use may be consented to in advance by the party which had supplied the information in a writing which specifically refers to this covenant. Confidential Information as used herein means information of commercial value to the supplying party and that is not normally made public by the supplying party, including but not limited to the whole or any part of any scientific or technical information, design, process, procedure, formula, or improvement, trade secret, data, invention, discovery, technique, marketing plan, strategy, forecast, customer or supplier lists, business plan or financial information.

               (h)    Legends.

        THE PARTIES ACKNOWLEDGE THE SALES OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN QUALIFIED WITH THE COMMISSIONERS OF CORPORATIONS OF THE STATES OF OHIO, TENNESSEE OR NEVADA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFORE PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SUCH SECURITIES IS EXEMPT FROM QUALIFICATION UNDER THE LAWS OF THOSE STATES. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

               (i) Additional Financial Statements. On or before May 5, 2000, Myca Group shall provide to Bad Toys Myca Group's unaudited interim financial statements for the first calendar or quarter of 2000, compared with the first calendar quarter of 1999, in the form required in Item 310 of Regulation S-B of the Securities and Exchange Commission.

        13.    Conditions Precedent to Bad Toys' Obligations.

               (a)    Conditions Precedent.  The obligations of Bad Toys
to  consummate  the  transactions   contemplated   herein  are  subject  to  the
satisfaction (unless waived in writing), on or before the Closing Date, of the following conditions:

                      (i) Myca Group shall have materially performed and complied with all covenants, conditions and obligations required by this Agreement to be performed or complied with by Myca Group on or before the Closing Date.

                      (ii) All representations and warranties of Myca Group contained in this Agreement, the Exhibits, and in any document, instrument or certificate that shall be delivered by Myca Group under this Agreement shall be materially true, correct and complete on and as though made on the Closing Date.

                      (iii) During the period from the date of this Agreement through and including the Closing Date: (i) there shall not have occurred any material adverse change affecting Myca Group; (ii) Myca Group shall not have sustained any loss or damage that materially affects its ability to conduct its business; (iii) the performance by Myca Group shall not have been rendered, by a change in circumstances or actions by third parties (including, without limitation, a change in any law or actions by a governmental authority), impossible, illegal, commercially impracticable or capable of accomplishment only on terms and conditions which require BAD TOYS to incur substantially greater costs or burdens than BAD TOYS reasonably anticipated on the date of this Agreement.

                      (iv) As of the Closing Date, no action or proceeding against any of the parties hereto shall be before any court or governmental agency seeking to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby and which, in the judgment of Bad Toys, makes the consummation of the transactions contemplated by this Agreement inadvisable.

                      (v) Myca Group shall have tendered to BAD TOYS all documents, certificates, payments and other items required by this Agreement hereof to be delivered to BAD TOYS.

                      (vi)   A majority of the BAD TOYS Shareholders  shall have
                             approved   of  the  Merger  and  the   transactions
                             contemplated by this Agreement.

                      (vii) Bad Toys and/or Myca Group shall have received any consents necessary to perform their respective obligations under this
                             Agreement.

                      (viii) BAD TOYS shall have  received  any and all permits, authorizations, approvals and orders under federal and state securities laws for the issuance of BAD TOYS' Common Stock, without the imposition of any conditions adverse to BAD TOYS.

                      (ix) Each person identified in the Myca Group Share Purchase Agreement dated October 3, 1991, as amended on October 27, 1998, shall have surrendered, for no consideration other than advancing the closing of the transaction described in this Agreement, any right set forth in such agreement to acquire any shares of capital stock or other security of Myca Group.

                      (x) The Lunans and the Myca Group shareholders shall have agreed on limitations on their respective ability to trade their common shares of Bad Toys for the period ending on the first anniversary of this Agreement.

        14.    Conditions Precedent to Myca Group's Obligations.

               (a) Conditions Precedent. The obligation of Myca Group to consummate the transactions contemplated herein are subject to the satisfaction (unless waived in writing), on or before the Closing Date, of the following conditions:

                      (i) Bad Toys shall have materially performed and complied with all covenants, conditions and obligations required by this Agreement to be performed or complied with by Bad Toys on or before the Closing Date.

                      (ii) All representations and warranties of Bad Toys contained in this Agreement, the Exhibits, and in any document, instrument or certificate that shall be delivered by Bad Toys under this Agreement shall be materially true, correct and complete on and as though made on the Closing Date.

                      (iii) During the period from the date of this Agreement through and including the Closing Date: (i) there shall not have occurred any material adverse change affecting BAD TOYS; (ii) BAD TOYS shall not have sustained any loss or damage that materially affects its ability to conduct its business; (iii) the performance by BAD TOYS shall not have been rendered, by a change in circumstances or actions by third parties (including, without limitation, a change in any law or actions by a governmental authority), impossible, illegal, commercially impracticable or capable of accomplishment on terms and conditions which require Myca Group to incur substantially greater costs or burdens than Myca Group reasonably anticipated on the date of this Agreement.

                      (iv) As of the Closing Date, no action or proceeding against any of the parties hereto shall be before any court or governmental agency seeking to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby and which, in the judgment of Myca Group, makes the consummation of the transactions contemplated by this Agreement inadvisable.

                      (v) Bad Toys shall have tendered to Myca Group all documents, certificates, and other items required by this Agreement hereof to be delivered to Myca Group.

                      (vi) Bad Toys shall have entered into an Employment Agreement with each of George Young, Joan Carroll, Patricia Massey and G. Allan Massey, in substance and form satisfactory to each of them, respectively.

                      (vii) The Private Placement shall have been successfully completed and consummated on or prior to the Closing Date.

                      (viii) The Bad Toys  shareholders  shall have approved the transactions contemplated by this Agreement.

                      (ix) Each person identified in Exhibit 3.8 that has an option or a right to acquire any of the unissued shares of BAD TOYS capital stock shall have surrendered such option or right to BAD TOYS for no consideration other than that of promoting the Closing of the transaction described in this Agreement.

                      (x) The percentage of the outstanding shares of common stock of Bad Toys owned by shareholders who perfect their dissenters' rights under the Nevada statutes exceeds 0.5%.

                      (xi) Bad Toys and/or Myca Group shall have received any consents necessary to perform their respective obligations under this Agreement.

                      (xii) The Lunans and the Myca Group shareholders shall have agreed on limitations on their respective ability to trade their common shares of Bad Toys for the period ending on the first anniversary of this Agreement.

        15.    Closing.

               (a) The Closing shall be effected in accordance with the following:

                      (i) Myca Group shall deliver to Bad Toys good standing certificates from the secretaries of state of the State of Ohio and any other state where the ownership of its assets or the conduct of its business would require such qualification, attesting to the good standing of Myca Group in each such state.

                      (ii) All other previously rendered documents, instruments and other writings required to be delivered by Bad Toys to Myca Group at or prior to the Closing pursuant to this Agreement or otherwise legally required or reasonably necessary in connection herewith shall be delivered.

                      (iii) Bad Toys shall deliver to the Myca Group Shareholders stock certificates, registered in their respective names and for the number of common shares set forth in Exhibit 15(a)(iii) attached hereto, bearing the appropriate legends, representing an aggregate of 40,000,000 shares of Bad Toys Common Stock, and the Myca Group
                             Shareholders shall deliver to Bad Toys stock certificates representing 100 issued and outstanding shares of capital stock of Myca Group, together with executed stock powers transferring to Bad Toys 100 issued and outstanding shares of capital stock of Myca Group.

                      (iv) Each of the Lunans and any other person serving as an officer or director of Bad Toys shall deliver to Bad Toys his and her executed resignation as an officer and director of Bad Toys, addressed to the Secretary of Bad Toys, Inc. and dated the Closing Date.

                      (v) Bad Toys shall deliver to Myca Group executed documents representing (a) the incorporation of a Bad Toys Sub; and (b) appropriate minutes of the incorporator and the initial board of directors of Bad Toys Sub authorizing the sale of one million shares of its common stock to Bad Toys in exchange for all of the assets of Bad Toys (including the $150,000 described in Section 12(a)
                             (ii) of the Agreement) and the assumption by Bad Toys Sub of the liabilities, known or unknown, of Bad Toys related to Bad Toys' motorcycle business, but specifically excluding any liabilities owed to the Lunans and any liabilities arising in connection with or related to the Reorganization and (c) Amended Articles of Incorporation of Bad Toys certified by the Secretary of State of Nevada evidencing Bad Toys' increased capitalization.

                      (vi) Bad Toys shall deliver to the Lunans an executed "Assignment and Bill of Sale," assigning to Bad Toys Sub all of the pre- closing assets of Bad Toys, whether real, personal or intangible, and including the cash amount described in paragraph 12(a)(ii) above.

                      (vii) Bad Toys Sub shall deliver to Bad Toys a certificate representing one million shares of Bad Toys Sub common stock and registered in the name of "Bad Toys, Inc." and an Assumption of Liabilities Agreement assuming the liabilities described in
                             Section 12(a)(ii), which Assumption of Liabilities Agreement the Lunans shall also have executed.

                      (viii) Bad Toys shall  deliver  to the Lunans an  executed and undated stock power, transferring to the Lunans the one million shares of Bad Toys Sub common stock.

                      (ix) Bad Toys shall deliver to Myca Group good standing certificates from the secretaries of state of the States of Tennessee and Nevada, attesting to the good standing of Bad Toys in each such state.

                      (x) The Lunans shall deliver to Bad Toys a written release of all liability of Bad Toys to them, as described in Section 12(a)(ii) of the Agreement.

                      (xi) All other previously rendered documents, instruments and writings required to be delivered by Bad Toys or the Lunans to another party hereto at or prior to the Closing pursuant to this Agreement or otherwise legally required or reasonably necessary in connection herewith.

        16.    Termination.   This Agreement  may  be  terminated  prior  to the
Closing by delivery of notice in writing to that effect as follows:

               (a) By Myca Group if any one or more of the conditions to the obligations of Myca Group to close has not been fulfilled as of the Closing Date;

               (b) By Bad Toys if any one or more of the conditions to its obligations to close have not been fulfilled as of the Closing Date;

               (c) At any time on or prior to the Closing Date by mutual written consent of all of the parties hereto. If this Agreement so terminates, it shall become null and void and have no further force or effect except as provided in the paragraphs immediately below.

        If this Agreement is terminated in accordance with the immediately preceding paragraph and the transactions contemplated hereby are not consummated, this Agreement shall be void and of no further force and effect, provided, however, that none of the parties shall have any liability in respect of a termination of this Agreement except to the extent that failure to satisfy the conditions of Sections 13 or 14, as the case may be, results from the violation of such party of any provisions contained in this Agreement or any schedules and exhibits delivered pursuant to this Agreement.

        17.    Indemnification.

               (a) Indemnification by Bad Toys. Bad Toys shall defend, indemnify and hold Myca Group harmless against and in respect of any damage, loss, liability, cost or expense, including reasonable attorney's fees, resulting or arising from or incurred in connection with (i) any misrepresentation, breach of warranty or non-fulfillment or non-performance of any agreement on the part of Bad Toys under this Agreement or any exhibit, schedule or other instrument furnished or to be furnished by it under this Agreement, and (ii) any actions, suits, proceedings, damages, assessments, judgments, costs or expenses incident to any of the foregoing.

               (b) Indemnification by Myca Group. Myca Group shall defend, indemnify and hold Bad Toys harmless against and in respect of any damage, loss, liability, cost or expense, including reasonable attorney's fees, resulting or arising from or incurred in connection with (i) any misrepresentation, breach of warranty or non-fulfillment or non-performance of any agreement on the part of Myca Group under this Agreement or any exhibit, schedule or other instrument furnished or to be furnished by it under this Agreement, and (ii) any actions, suits, proceedings, damages, assessments, judgments, costs or expenses incident to any of the foregoing.

               (c) Procedure. Upon the assertion by a third party against one of the parties to this Agreement of a claim to which the indemnification provisions of this Section apply, the party against whom the claim has been asserted shall promptly notify the other party or parties to this Agreement against whom a claim for indemnification is expected to be made of such claim (and such notice shall be a condition precedent to the liability of the parties or party so notified with respect to such claim). Any party so notified shall have the right, at its own expense and with counsel of its choice, to control the defense of any such claim and all actions and proceedings in connection therewith, provided that any party seeking indemnification shall have the right to participate in such defense with counsel of its choice at its own expense. No such claim shall be compromised or settled by any party to this Agreement without the prior written consent of the other party or parties. Each other party shall cooperate in every reasonable way with the party assuming responsibility for the defense and disposition of such claim.

        18. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Ohio without application of Ohio's conflicts of laws provision.

        19. Execution in Counterparts. This Agreement and any of the documents described herein that are necessary for the Closing may be executed in counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument.

        20. Further Assurances. If, at any time before, on or after Closing Date, any further action by any of the parties to this Agreement is necessary or desirable to carry out the purposes of this Agreement, such party shall take all such necessary or desirable action or use such party's best efforts to cause such action to be taken.

        21. Expenses. Myca Group shall bear all expenses incurred by them in connection with the negotiation, preparation or execution of this Agreement, and Bad Toys shall bear all expenses incurred by it in connection with the negotiation, preparation or execution of this Agreement.

        22. Judicial Proceedings. Each party hereto consents to the exclusive jurisdiction over it of the courts of the State of Ohio in the County of Hamilton and of the courts of the United States in the Southern District of Ohio and agrees that personal service of all process may be made by registered or certified mail pursuant to the provisions of Section 23. All actions arising out of or relating in any way to any of the provisions of this Agreement or the transactions contemplated hereby shall be brought or maintained only in one of such courts. The parties hereby irrevocably waive any objection that they may now have or hereafter acquire to the laying of venue of any such action or proceeding brought in such courts and any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum. The parties further agree that a final judgment in any such action or proceeding brought in any such court, after all appeals or all rights of appeal have expired, shall be conclusive and binding upon them and may be enforced in any competent court located elsewhere.

        23. Notices. Any notice or demand desired or required to be given hereunder shall be in writing and deemed given when personally delivered, sent by overnight courier or deposited in the mail (postage prepaid, certified or registered, return receipt requested) and addressed as set forth below or to such other address as any party shall have previously designated by such a notice. Any notice delivered personally shall be deemed to be received on the date of personal delivery; any notice sent by overnight courier shall be deemed to be received upon confirmation one business day after the date sent; and any notice mailed shall be deemed to be received on the date stamped on the receipt.

        If to Myca Group:           Myca Group, Inc.
                                    602 Main Street
                                    Cincinnati, Ohio  45202

                                    Attention:  Patti Massey

        Copy to:                    Neil Ganulin, Esq.
                                    Frost & Jacobs LLC
                                    2500 PNC Center
                                    Cincinnati, Ohio  45202

        If to Bad Toys or
        Bad Toys Sub:               Larry Lunan
                                    2344 Woodridge Avenue
                                    Kingsport, TN  37664

        Copy to:                    Thomas J. Kenan
                                    Fuller, Tubb, Pomeroy & Stokes
                                    201 Robert S. Kerr Avenue, Suite 1000
                                    Oklahoma City, OK 73102


        24. Parties in Interest. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether herein so expressed or not.

        25. Severability. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of any provision of this Agreement in any other jurisdiction.

        26. Amendment. Except as otherwise provided herein, the parties hereto may modify or supplement this Agreement at any time, but only in writing duly executed by each of the parties hereto.

        27. Headings. The headings preceding the text of sections of this Agreement are for convenience only and shall not be deemed a part hereof.

        28. Entire Understanding. The terms set forth in this Agreement including its Exhibits are intended by the parties as the final, complete and exclusive expression of the terms of their agreement and may not be contradicted, explained or supplemented by evidence of any prior agreement, any contemporaneous oral agreement or any consistent additional terms. The Exhibits attached to this Agreement are made a part of this Agreement.

        29. Acknowledgment of Kenan's Conflicts of Interest. All parties to this Agreement acknowledge their understanding and acceptance of the fact that Kenan, an attorney, has represented Bad Toys in this and other matters, that he owns 220,000 shares of Bad Toys common stock, and that he has a personal interest in the transactions described herein.

        IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.


BAD TOYS, INC.                                     MYCA GROUP, INC.



By:/s/Larry Lunan                                  By:/s/Joan Carroll
   ----------------------                             -----------------------
   Larry Lunan, President                             Joan Carroll, President